                         UNITED STATES BANKRUPTCY COURT
                             DISTRICT OF CONNECTICUT
                               BRIDGEPORT DIVISION

IN RE:
                                          CHAPTER 11
                                       )
POWER DESIGNS, INC. AND                )    CASE NOS. 98-50117
PDIXF ACQUISITION CORPORATION          )              98-50118
                                       )    JOINTLY ADMINISTERED
                                       )
           DEBTORS-IN-POSSESSION       )    AUGUST 21, 2000


                    SECOND AMENDED PLAN OF REORGANIZATION FOR
              POWER DESIGNS, INC. AND PDIXF ACQUISITION CORPORATION

1.    INTRODUCTION

      This Plan is the proposal of PDI and PDIXF to their Creditors and the holders of Equity Interests. The Plan is the product of discussions with the Debtors' senior secured creditor, Inverness, and with the PDI and PDIXF creditor's committees, all of which have agreed to support the Plan. The Plan undertakes to resolve all secured claims, administrative claims, priority claims, unsecured claims and equity interests. The Debtors believe that the distributions to be made, pursuant to the terms of this Plan, will produce for Creditors not less than they would receive if the Debtors' cases were converted to cases under Chapter 7 of the Code, the Debtors' assets liquidated and appropriate distributions therein were made as required by the Code.

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2.    DEFINITIONS

      The following terms, when used in this Plan shall, unless the context otherwise requires, have the following meanings:

      2.1 ADMINISTRATIVE CLAIM. Means a claim for payment of an administrative expense of a kind specified in Section 503(b) of the Code and referred to in
Section 507(a)(1) of the Code, including, without limitation, the actual and necessary costs and expenses incurred after the commencement of the Chapter 11 cases of preserving the estate and operating the business of the Debtors, including wages, salaries or commissions for services, compensation for legal and other services and reimbursement of expenses awarded under Section 330(a) or 331 of the Code, and all fees and charges assessed against the estates under Chapter 123 of Title 28, United States Code.

      2.2 ALLOWED. When used in connection with any type of "Claim" or "Equity Interest", means: (a) a Claim or Equity Interest, proof of which was timely filed pursuant to the Orders of the Bankruptcy Court establishing the applicable "bar dates" for the filing of Claims against the Debtors, and, as to which no timely objection to allowance has been interposed within the applicable period of limitation fixed by the Plan, the Bankruptcy Code, the Bankruptcy Rules or the Bankruptcy Court, or as to any such timely objection a Final Order of allowance has been entered; (b) a Claim or Equity Interest allowed by a Final Order; (c) a Claim or Equity Interest listed in either of the Debtor's Schedules filed in connection with the Chapter 11 Cases and not identified as contingent,




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unliquidated or disputed; (d) a Claim or Equity Interest which is fixed and agreed to in amount in writing between the Debtors and any Claimant and allowed by a Final Order or (e) any Claim which is deemed an Allowed Claim pursuant to the provisions of this Plan.

      2.3 ALLOWED EMPLOYEE PRIORITY CLAIMS. Means an Allowed Claim of a current or former employee of either of the Debtors which is entitled to the priority in payment under Section 507(a)(3) and (4) of the Code. Any Allowed Claim of a current or former employee not entitled to priority in payment under Section 507(a)(3) and (4) of the Code shall be considered an Allowed Unsecured Claim.

      2.4 ALLOWED SECURED CLAIM OF INVERNESS. Means the Allowed Secured Claim of Inverness in the amount of $1,800,000.

      2.5 ALLOWED SECURED CLAIM. Means an Allowed Claim arising on or before the Petition Date (January 22, 1998) that is secured by a valid Lien on property of either of the Debtors which is not void or voidable under any state or federal law, including any provision of the Code or an Allowed Claim for which the holder asserts a setoff under Section 553 of the Code, to the extent of the value (which is either agreed to by either of the Debtor pursuant to this Plan, or in the absence of an agreement, has been determined in accordance with
Section 506(a) or 1111(b) of the Code) of the interest of the holder of such




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Allowed Claim in either of the Debtors property, or an Allowed Claim that is treated as an Allowed Secured Claim pursuant to this Plan. That portion of such Allowed Claim exceeding the value of security held therefor shall be an Allowed Unsecured Claim.

      2.6 ALLOWED UNSECURED CLAIM. Means an Allowed Claim which is not an Allowed Secured Claim, an Allowed Employee Priority Claim or a Priority Tax Claim.

      2.7 BANKRUPTCY COURT. Means the United States Bankruptcy Court for the District of Connecticut, or such other Court as may hereafter have jurisdiction over the Debtors' pending bankruptcy cases.

      2.8 BRIDGE NOTEHOLDERS means the holders of the Subordinated Bridge Notes, including Raymond Joslin ($200,000), David Hale Smith II Charitable Remainder Trust ($50,000), Interim Advantage Fund ($50,000), Bruce MacDonald ($300,000), Ian R. Kahn ($25,000), Dr. Justin Wernick ($40,000), Edward Benjamin MD Money Purchase Pension Plan ($67,000), Dr. Edward Benjamin ($246,500), Alan N. Parnes ($50,000), Lee H. Silverstein ($25,000), Tri Ventures ($50,000), Alan Napack ($50,000), Michael Zuckerman and Hillary Davis ($50,000), Crescent Capital Company LLC ($50,000), Steven Grapstein ($100,000), Ray Ingleby ($100,000), Marshall Manley ($100,000), Curran Partners ($100,000), John D. Shepherd ($100,000), and Phyllis and Howard Silverman ($200,000) or their respective assignees.

      2.9 CASH. Means currency of the United States of America, or checks payable in immediately available funds of such currency.

      2.10 CLAIM.  Has the meaning set forth in Section 101(5) of the Code.



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      2.11 CLASS. Means Claims or Equity Interests which are substantially similar to the other Claims or Equity Interests in such Class as classified pursuant to the Plan.

      2.12 CODE. Means the United States Bankruptcy Code, 11 U.S.C. ss.ss. 101 ET SEQ., and all amendments thereto which are applicable to the case.

      2.13 CONFIRMATION. Means the entry by the Bankruptcy Court of an order confirming the Plan in accordance with Chapter 11 of the Code.

      2.14 CONFIRMATION ORDER. Means the order entered by the Bankruptcy Court confirming the Plan in accordance with Chapter 11 of the Code.

      2.15 CONSOLIDATION MOTION means the motion for substantive consolidation of PDI and PDIXF filed by the Debtors and the Official Committee of Unsecured Creditors for PDI on or about April 20, 1998.

      2.16 CONSUMMATION. Means the accomplishments of all things provided for in this Plan to occur on the Effective Date.

      2.17 DEBTORS OR DEBTORS IN POSSESSION. Means PDI and its wholly-owned subsidiary, PDIXF.

      2.18 DIRECTOR LOANHOLDERS. Means the loans made by certain PDI directors or related companies during October and December, 1997, including Equitas ($50,000), Robert Sparacino ($213,000), Bril Profit Sharing Plan ($25,000), and Bril Money Purchase Plan ($25,000).



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      2.19 DISALLOWED CLAIM.  Means any Claim or portion thereof:

           (a) which is scheduled or proof of which is filed and an objection thereto has been sustained by a Final Order; or

           (b) which is scheduled as disputed, contingent or unliquidated and as to which either (i) no proof of claim has been timely filed, or (ii) proof of which has been timely filed and an objection thereto has been sustained by a Final Order.

      2.20 DISPUTED CLAIM. Means any Claim which is scheduled or proof of which is filed and against which an objection to the allowance thereof has been interposed, which objection has not been determined by a Final Order, except for any Claim which is deemed an Allowed Claim by the provisions of this Plan.

      2.21 EFFECTIVE DATE. Means the first business day occurring after the 20th day after the entry of the Confirmation Order or as such other date that the Bankruptcy Court shall set forth in the Confirmation Order.

      2.22 EQUITY INTEREST(S). Means the issued and outstanding common stock of PDI and any warrants, options or other contract to purchase or acquire such common stock as of the Petition Date.

      2.23 FINAL ORDER. Means an order or judgment of the Bankruptcy Court which has not been reversed or stayed as modified or amended, as to which no appeal is pending, and as to which the time to appeal and to seek to appeal has expired.



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      2.24 HAYES. Means Hayes Corporation f/k/a Access Beyond, Inc. as successor in interest to Access Beyond, Inc., RDCAN Corp. (formerly Technipower, Inc.) and Intist (formerly Constant Power, Inc.), which holds a Disputed Claim against the Debtor that is unsecured within the meaning of Code Section 506.

      2.25 INVERNESS PERCENTAGE. Means that percentage equal to 49.9%.

      2.26 INVERNESS SECURED NOTE. Means that certain Secured Promissory Note in the original principal amount equal to $1,800,000.00. The Inverness Secured Note shall have a two year term commencing with the Effective Date and shall provide for monthly payments of interest only at the rate of 10% per annum for each month during the term thereof with payment in full on the second anniversary of the Effective Date. The Inverness Secured Note shall be secured by Lien upon all of the assets of Reorganized PDI provided such Lien shall be junior and subordinate only to the Lien authorized herein to secure the Working Capital Note.

      2.27 LIEN. Means any charge against or interest in property to secure payment of a debt or performance of an obligation and includes, without limitation, any judicial lien, security interest, mortgage, deed of trust and statutory lien as defined in Section 101 of the Code.

      2.28 NOTEHOLDERS. Means the holders of the Subordinated Notes including Equitas L.P. ($700,000), Lois Horn ($140,000), Antoinette Rose ($160,000),
Thomas O'Grady ($29,215.38), Davis H. Smith, II ($29,215.38), Dennis and Terri Nesta ($16,000), and Bruce MacDonald



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($12,984.62) or their respective assignees.

      2.29 PDI. Means Power Designs, Inc., a Delaware corporation and the debtor in Case No. 98-50117.

      2.30 PDIXF. Means PDIXF Acquisition Corporation, a New York corporation and the debtor in Case No. 98-50118.

      2.31 PETITION DATE. Means January 22, 1998, the date on which the Debtors filed their petitions commencing their respective Chapter 11 cases.

      2.32 PLAN. Means this Plan of Reorganization for Power Designs, Inc. and PDIXF Acquisition Corporation, as may be amended from time to time.

      2.33 PRIORITY TAX CLAIM. Means an Allowed Claim which is entitled to priority pursuant to Section 507(a)(8) of the Code.

      2.34 PRO RATA SHARE. Means the proportion that an Allowed Claim in a particular Class bears to the aggregate amount of all Allowed Claims in such Class, calculated in accordance with the provisions of this Plan.

      2.35 REORGANIZED PDI. Means Power Designs, Inc., a Delaware corporation on and after the Effective Date.

      2.36 REORGANIZED PDI COMMON STOCK. Means 2,000,000 shares of the common stock of Reorganized PDI to be issued pursuant to this Plan.



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      2.37 SUBORDINATED BRIDGE NOTES. Means those certain Subordinated
Promissory Notes of PDI in the allowed aggregate original principal amount of $1,953,500.00 and bearing interest at the rate of 10% per annum, as listed in
Section 2.8 hereof.

      2.38 SUBORDINATED NOTES. Means those certain Subordinated Promissory Notes of PDI dated October 9, 1996 in the allowed aggregate original principal amount of $1,087,415.38 as listed in Section 2.28 hereof.

      2.40 WORKING CAPITAL NOTE. Means that certain Revolving Credit Agreement in the original principal amount of up to $800,000. The Working Capital Note shall bear interest at the best rate available to Reorganized PDI on the Effective Date. The Working Capital Note may be secured by a first Lien on all of Reorganized PDI's assets.

3.    ADMINISTRATIVE AND TAX PRIORITY CLAIMS

      3.1 ADMINISTRATIVE CLAIMS. All post-petition payables and other ordinary course expenses will be paid in the ordinary course of business as agreed between the respective vendors and the Debtors and/or Reorganized PDI. All other Administrative Claims, which have not been paid prior to the Effective Date shall be paid in full in Cash on the Effective Date (or, if later, the date on which any such Administrative Claim is allowed by a Final Order of the Bankruptcy Court), or upon such terms as otherwise agreed between the Debtors and the holder of such Administrative Claim.



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Administrative Claims include claims of professionals employed by order of the
Bankruptcy Court, all post-petition financing of the Debtors approved by the Court prior to Confirmation (with all accrued interest), certain post-petition employee claims and any unpaid fees due under 28 U.S.C. ss. 1930. Professionals employed pursuant to Sections 327 and 1102 of the Bankruptcy Code, and any other person who may be entitled to reimbursement of expenses or allowance of fees pursuant to Sections 503(b)(2) through 503(b)(6) of the Code, shall file final applications for allowance and payment of compensation and expenses not later than twenty (20) days after the Effective Date. Each such professional or person shall be paid, in Cash, the full amount awarded to such professional or person by the Bankruptcy Court after notice and a hearing, within 10 days after the date on which an Order allowing such claims, fees and/or disbursements becomes a Final Order.

      3.2 PRIORITY TAX CLAIMS. The Allowed Priority Tax Claim of the Internal Revenue Service shall be paid in the amount and manner provided in Exhibit 3.2 and shall be governed by the terms and conditions set forth in Exhibit 3.2, which is attached hereto and made a part hereof and which is incorporated herein by reference as if set forth in full in this Section 3.2. All other Allowed Priority Tax Claims, if any, shall be paid by Reorganized PDI in its sole discretion in Cash and in full on the Effective Date or in equal quarterly payments beginning on April 1, 2000 and continuing thereafter for twenty (20) additional quarters (payments shall be made on January 1, April 1, July 1 and October 1). The deferred payments on such Allowed Priority Tax Claims shall bear interest at



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the rate of seven (7%) percent per annum. The Debtors are not aware of any significant Allowed Priority Tax Claims other than the Allowed Priority Tax Claim of the Internal Revenue Service. Other than the Claim of the Internal Revenue Service, Claims asserted by various taxing authorities for periods prior to PDI's first bankruptcy proceeding are not considered Allowed Priority Tax Claims but shall, upon Confirmation, be conclusively deemed Allowed Unsecured Claims and will be treated as Allowed Unsecured Claims.

4.    DESIGNATION OF CLASSES OF CLAIMS AND EQUITY INTERESTS

      All Claims against and Equity Interests in the Debtor, of whatever nature, whether or not scheduled, liquidated or unliquidated, absolute or contingent, including all Claims arising from transactions with either of the Debtors and all equity interests arising from the ownership of the stock of either of the Debtors, whether resulting in an Allowed Claim or not, shall be bound by the provisions of this Plan. The Claims and Equity Interests are classified as follows:

      4.1  CLASS 1. The Allowed Secured Claims of Inverness.
           CLASS 1A. Allowed Secured Claim of Inverness against PDI. CLASS 1B. Allowed Secured Claim of Inverness against PDIXF.

      4.2  CLASS 2. The Allowed Claims of Hayes.

           CLASS 2A. The Allowed Claim of Hayes against PDI.
           CLASS 2B. The Allowed Claim of Hayes against PDIXF.



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      4.3  CLASS 3. Allowed Employee Priority Claims.

      4.4  CLASS 4. Allowed Unsecured Claims.

           CLASS 4A. Allowed Unsecured Claims against PDI.
           CLASS 4B. Allowed Unsecured Claims against PDIXF

      4.5  CLASS 5. Allowed Equity Interests in PDI.

      4.6  CLASS 6. Allowed Equity Interest in PDIXF.

5.    IDENTIFICATION OF IMPAIRED CLASSES OF CLAIMS AND EQUITY INTERESTS

      5.1 IMPAIRED CLASSES OF CLAIMS. All Classes of Claims are impaired under the Plan.

      5.2 IMPAIRED CLASSES OF EQUITY INTERESTS. All Classes of Equity Interests are impaired.

      5.3 IMPAIRMENT CONTROVERSIES. If a controversy arises as to whether any Claim or Equity Interest, or any Class of Claims or of Equity Interests, are impaired under the Plan, the Bankruptcy Court shall, after notice and a hearing, determine such controversies.

      5.4 SPECIAL NOTE CONCERNING VOTING ON PLAN. If the Consolidation Motion is granted prior to Confirmation voting on the Plan will be conducted by combining the subclasses within each class. For example, Class 1A and Class 1B will be considered a single Class: Class 1. On the other hand, if the Consolidation Motion is not granted prior to Confirmation, each subclass will be considered a separate class for voting purposes. For example, Class 4A and Class 4B will be considered separate and distinct classes for voting purposes.



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6.    TREATMENT OF CLAIMS AND EQUITY INTERESTS UNDER THE PLAN

      6.1 CLASS 1 (INCLUDING CLASS 1A AND CLASS 1B). On the Effective Date, Inverness shall receive in satisfaction of its Allowed Secured Claims the following:

           a) the Inverness Secured Note; and

           b) that number of shares of Reorganized PDI Common Stock equal to 2,000,000 x .499.

      6.2 CLASS 2 (INCLUDING CLASS 2A AND 2B). On the Effective Date, all claims of Hayes shall be deemed settled, compromised and allowed in the amount of $150,000.00 and Hayes shall receive in satisfaction of its claims the following:
(a) the Hayes Unsecured Note in a principal amount of $150,000, with a two year term, with interest-only payable until maturity at an interest rate of 10% per annum, which shall be subordinate to the Working Capital Note and the Inverness Secured Note, and (b) shares of Reorganized PDI Common Stock, the number of said Shares to be determined by the inclusion of Hayes in Class 4A, with an imputed Allowed Claim in said Class of $150,000, solely for purposes of determining the number of shares but not for purposes of the conditional payment referred to in
Section 6.4 of the Plan.

      6.3 CLASS 3. Except as set forth hereinafter in this Section 6.3, holders of Allowed Employee Priority Claims shall receive the full amount of their Allowed Employee Priority Claims in eight (8) equal monthly payments, together with interest at the rate of seven (7%) percent per annum. The Allowed Employee Priority Claim filed by the Commissioner of Labor of the State of



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Connecticut in the amount of $18,040.93 shall be paid in cash in full within ten
(10) days after the Effective Date to the extent, if any, not already paid. The other Allowed Employee Priority Claim filed by the Commissioner of Labor of the State of Connecticut, in the amount of $4,799.21, shall bear interest at a rate of 7% per annum from the Effective Date and shall be paid in full in equal monthly installments of principal and interest, commencing one month following the Effective Date and continuing in one-month intervals, such that each payment is made one month after the immediately preceding payment, until November, 2003.

      6.4 CLASS 4 (INCLUDING CLASS 4A AND CLASS 4B). Subject to Section 10.2 of the Plan, on the Effective Date, (i) the holders of Allowed Claims in Class 4A shall receive their Pro Rata Share of that number of shares of Reorganized PDI Common Stock equal to 50.1% of 2,000,000 and, except with respect to Hayes, an annual conditional payment equal to 10% of one-half of the face amount of their Allowed Claims, payable (without interest) only to the extent that Reorganized PDI's free cash flow (net income, plus depreciation, plus amortization, less capital expenses) is greater than $400,000.00 in any fiscal



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year unless there is a payment default on the Inverness Secured Note, in which event the conditional payment may not be made until the default is cured. For purposes hereof, "capital expenses" shall not be deemed to include the purchase of any equipment that involves either lease or other purchase financing for which the Company's cash flow is only reduced by future monthly payments. If Reorganized PDI's free cash flow in excess of $400,000 in any fiscal year is insufficient to make the conditional payment, then such conditional payment shall be accrued. No conditional payment or accrual, however, shall occur within six months after the Effective Date, nor shall a conditional payment amount ever be accrued which exceeds 20% of one-half of the face amount of such Allowed Claims. To the extent that the accrued conditional payment would exceed 20% of one-half of the face amount of such Allowed Claims, entitlement to such amount shall be waived. The terms and conditions of the conditional payment and its termination events are more fully set forth on EXHIBIT 6.4A, attached hereto and made a part hereof ("Conditional Distribution Agreement"); and ii) on the Effective Date, the holders of Allowed Claims in Class 4B shall receive 5% of the amount of their Allowed Claims in complete and full satisfaction of their claims.

      Confirmation of this Plan and the issuance of Class 4A Stock to holders of Allowed Claims in Class 4A as provided herein shall be deemed consent to the terms and conditions of the Conditional Distribution Agreement attached hereto, which Conditional Distribution Agreement shall immediately become effective upon the Effective Date hereof without the need for execution thereof by any or all of the parties thereto and without the need for any further action with respect thereto.

      6.5 CLASS 5. All Equity Interests in Power Design, Inc. shall be deemed cancelled as of the Effective Date and holders of such Equity Interests shall not receive any distribution on account of such Equity Interests.



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      6.6 CLASS 6. All Equity Interests in PDIXF Acquisition Corporation shall be deemed cancelled as of the Effective Date and holders of such Equity Interests shall not receive any distribution on account of such Equity Interests.

      7.  PROVISIONS RELATING TO CORPORATE STRUCTURE OF REORGANIZED PDI

      7.1 MERGER. On the Effective Date, PDIXF shall be authorized to merge, and shall merge, into PDI which shall be the corporation surviving the merger ("MERGER"). The name of the surviving corporation shall be Power Designs Inc., or such other name as may be selected by the Debtors on or before the Confirmation Date. The Merger shall be in accordance with the applicable laws of the States of New York and Delaware (except as may be affected by this Plan or by bankruptcy law), this Plan and that certain Plan and Agreement of Merger substantially attached hereto as EXHIBIT 7.1 and made a part hereof. Confirmation of this Plan shall be deemed consent by all parties to the Plan and Agreement of Merger to the terms thereof without necessitating any further action with respect to same.

      7.2 PROHIBITION AGAINST THE ISSUANCE OF NON-VOTING EQUITY SECURITIES. On the Effective Date, the Certificate of Incorporation of Reorganized PDI will be amended to include, among other things, provisions prohibiting the issuance of non-voting equity securities, increasing the number of authorized shares and authorizing the Board to issue shares and to designate classes of preferred




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stock with such rights and privileges as the Board may determine ("Amended
Certificate"). The Amended Certificate shall be in form substantially as attached hereto as EXHIBIT 7.2 and made a part hereof.

      7.3 NEW BOARD OF DIRECTORS. On the Effective Date, all directors of PDI then remaining in office shall be deemed to have resigned. The new Board thereupon will be reconstituted to consist of seven members and shall consist, upon the effectiveness of the Merger, of the designees set forth below. The fact that any designee has or has had a business relationship with the PDI shall not, in and of itself, disqualify the selection of that person to be a member of the initial board. Notwithstanding anything to the contrary in the Certificate of Incorporation or By-laws or Delaware law, but subject to the terms of that certain Shareholders Agreement defined below, the initial board of directors of Reorganized PDI shall serve for a period of not more than two years following the Effective Date. Any vacancies arising on the board prior to the expiration of two years following the Effective Date, shall be filled by the same designee group that initially appointed the board member whose position was being vacated, all in accordance with the Shareholders Agreement. Thereafter, the board of directors of Reorganized PDI shall be elected in accordance with the Amended Certificate and Delaware law, provided, however, that during the term of the Shareholders Agreement, the number of directors can only be increased upon the unanimous consent of all directors.



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      MANAGEMENT DESIGNEE.

      (1) Initially, Melvin Becker Vice President of Operations until a Chief Executive Officer ("CEO") is retained by Reorganized PDI and thereafter the CEO shall be the Management Designee.

      INVERNESS DESIGNEES.

      (2) Two persons designated by Inverness.

      NOTEHOLDERS' DESIGNEE.

      (1) Shannon LeRoy.

      BRIDGE NOTEHOLDERS' DESIGNEES.

      (2) Raymond E. Joslin and Robert Dorfman.

      DIRECTOR LOANHOLDERS' DESIGNEE.

      (1) Robert Sparacino.

      A shareholders voting agreement in form as set forth on EXHIBIT 7.3 attached hereto and made a part hereof ("Shareholders Agreement") will require each to vote their shares to elect as a director the designee(s) of each party to the Shareholders Agreement. Confirmation of the Plan shall be deemed consent to the terms of the Shareholders Agreement attached hereto and such Shareholders Agreement shall immediately become effective upon the Effective Date hereof without the need for execution thereof by any or all of the parties thereto and without the need for any further



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action with respect thereto.

      7.4 POST CONFIRMATION MANAGEMENT. Anthony Intino serving as Chief Financial Officer & General Manager and Melvin Becker as Vice President of Operation and Secretary shall continue to serve as the senior management of Reorganized PDI until such time as the Board retains a permanent Chief Executive or Operating Officer and a Chief Financial Officer.

      7.5 REORGANIZED PDI COMMON STOCK. The Reorganized PDI Common Stock will be issued as of the Effective Date. As of the Effective Date, there shall be 2,000,000 issued and outstanding shares of Reorganized Common Stock, $0.01 par value per share. Each share of Reorganized PDI Common Stock shall be entitled to one vote with respect to all elections and matters.

      7.6 DIVIDENDS; LIQUIDATION. All shares of Reorganized PDI Common Stock will be entitled: (a) to share equally in dividends from funds legally available therefor when, as, and if declared by the Board; and (b) to share equally in the assets available for distribution to shareholders upon liquidation or dissolution of Reorganized PDI, whether voluntary or involuntary. Holders of the Reorganized PDI Common Stock shall have no preemptive rights to acquire shares of Reorganized PDI Common Stock except as set forth in the Shareholders Agreement. Shares of the Reorganized PDI Common Stock, when issued, will be deemed duly and validly issued, fully-paid and nonassessable.


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      7.7 EXEMPTION FROM REGISTRATION. Pursuant to Section 1145 of the Code, all
Reorganized PDI Common Stock issued under the Plan will be exempt from state and federal laws requiring registration of securities. Except with respect to a person that is an "underwriter" within the meaning of Section 1145 of the Bankruptcy Code, the distribution of Reorganized PDI Common Stock will be deemed to be a "public offering" which is not subject to the registration or prospectus delivery requirements contained in Section 5 of the Securities Act of 1933, as amended ("SECURITIES ACT").

      7.8 RESTRICTIONS ON TRANSFER OF REORGANIZED PDI COMMON STOCK. The Reorganized PDI Certificate of Incorporation will be amended to reflect certain restrictions on the transfer of Reorganized PDI Common Stock. The Amended Certificate of Incorporation will provide that no person or entity may acquire any shares of capital stock of Reorganized PDI, other than pursuant to this Plan, if, at the date of such acquisition, such person or entity is, or would be after giving effect to any such proposed acquisition, either directly, indirectly or by attribution, either (a) one of the 10 largest holders of Reorganized PDI capital stock, or (b) a holder of five percent or more of Reorganized PDI issued and outstanding capital stock. The restrictions imposed with regard to the right of certain stockholders to acquire capital stock shall be effective until the first business day following the second anniversary of the Effective Date. All certificates representing Reorganized PDI Common Stock will bear the legend described in Section 7.10 below.




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      7.9 REVIEW OF PROPOSED TRANSACTIONS. The restrictions on the transferability are intended to prevent any acquisition which could result in the disallowance or limitation of Reorganized PDI's federal income tax net operating loss carryovers and other tax attributes, unless such acquisition is approved by the Board upon review of the proposed transaction. Any such review will be at the sole cost and expense of the proposed transferor regardless of whether the Board approves the proposed transfer. Any purported transfer not approved by the Board will be void and ineffective.

      7.10 REQUIRED LEGEND. All certificates evidencing ownership of shares of Reorganized PDI Common Stock, shall bear a conspicuous legend substantially as follows:

           "The securities represented by this certificate have not been registered under the Securities Act of 1933, as amended, and are issued pursuant to an exemption provided by 11 U.S.C. ss. 1145 under an order confirming the Amended Plan of Reorganization for Power Designs, Inc. and PDIXF Acquisition Corporation ("Plan") in cases entitled IN RE POWER DESIGNS INC., DEBTOR, Case No. 98-50117, and IN RE PDIXF ACQUISITION CORPORATION, DEBTOR, Case No. 98-50118, jointly administered, in the United States Bankruptcy Court for District of Connecticut. These securities are subject to certain provisions of the company's Certificate of Incorporation which provide, INTER ALIA, restrictions (a) limiting the transferability of, and (b) affecting the voting rights relating to, such securities. Photocopies of such Plan and Certificate of Incorporation have been deposited with the company at its principal office, and the company will furnish a copy thereof to the record holder of these securities without charge upon written request to the company at its principal place of business. The holder of this certificate is also referred to 11 U.S.C.
           Sections 1145(b) and (c) for guidance as to the sale of these securities."

8.    MEANS FOR FUNDING OF THE PLAN

      8.1 FUNDING OF PAYMENTS REQUIRED UNDER THE PLAN. The payments required under the Plan will be made from Cash accumulated by Debtors from the Petition Date to the Effective Date and the proceeds available under the Working Capital Note.

9.    TREATMENT OF EXECUTORY CONTRACTS AND UNEXPIRED LEASES

      9.1 GENERAL TREATMENT. All executory contracts and unexpired leases of PDI or PDIXF shall be assumed by Reorganized PDI upon entry of the Confirmation Order unless specifically rejected by order entered on or prior to the Confirmation Date or unless a motion to reject any such executory contract or unexpired lease is pending before the Bankruptcy Court on the Confirmation Date.

      9.2 BAR TO REJECTION DAMAGES. If the rejection of an executory contract or unexpired lease by either of the Debtors results in damages to the other party or parties to such contract or lease, a Claim for such damages, if not previously evidenced by a filed proof of Claim or barred by a Final Order, shall be forever barred and shall not be enforceable against the Debtors or Reorganized PDI, or their properties or agents, successors, or assigns, unless a proof of Claim relating thereto is filed with the Bankruptcy Court within thirty
(30) days after the later of (i) the entry of a Final Order authorizing such rejection and (ii) the Confirmation Date, or within such shorter period as may be ordered by the Bankruptcy Court.

      9.3 CURE OF DEFAULTS FOR EXECUTORY CONTRACTS AND UNEXPIRED LEASES. Each executory contract and unexpired lease to be assumed pursuant to the Plan shall be reinstated and rendered unimpaired in accordance with sections 1124(2) and 365(b)(1) of the Code. In connection therewith, Reorganized PDI obligated on each such contract and lease to be assumed pursuant to the Plan shall cure or provide adequate assurance that it will cure any monetary default (other than of the kind specified in section 365(b)(2) of the Bankruptcy Code), by payment of the default amount in Cash on the Effective Date or on such other terms as the parties to such executory contract or unexpired lease may otherwise agree, compensate, or provide adequate assurance that the Reorganized PDI will promptly compensate, parties to such contract or lease for any actual pecuniary loss to such parties resulting from such default and provide adequate assurance of future performance under such contract or lease. In the event of a dispute regarding: (i) the amount of any cure payments, (ii) the ability of Reorganized PDI or any of its assignees to provide "adequate assurance of future performance" (within the meaning of section 365 of the Bankruptcy Code) under the contract or lease to be assumed, or (iii) any other matter pertaining to assumption, the cure payments or performance required by section 365(b)(1) of the Bankruptcy Code shall be made following the entry of a Final Order resolving the dispute and approving the assumption.

10.    PROVISIONS GOVERNING DISTRIBUTIONS

      10.1 PAYMENTS. Except as otherwise provided in this Plan or ordered by the Court, all payments required under the Plan to Creditors in all Classes will be made on Effective Date of Plan.

      10.2 ENFORCEMENT OR WAIVER OF CONTRACTUAL SUBORDINATION RIGHTS. The Subordinated Notes and the Subordinated Bridge Notes are contractually either fully or partially subordinate to Claims held by Inverness. Pursuant to Section 510(b) of the Code, contractual subordination agreements are enforceable in a bankruptcy proceeding. Nonetheless, Inverness has agreed to waive enforcement of its rights of subordination as to the holder of any Claim that is contractually subordinated to Inverness PROVIDED that the class of which such holder is a member votes to accept this Plan.

      10.3 FRACTIONAL SHARES. Fractional shares of Reorganized PDI Common Stock shall not be issued or distributed. If the holder of an Allowed Claim would receive a fraction of a share of Reorganized PDI Common Stock, the Stock Transfer Agent shall attempt to round the number of shares issued to all such holders up or down to the nearest whole number; PROVIDED, that the Stock Transfer Agent shall in no event deliver certificates representing more than 2,000,000 shares of Reorganized PDI Common Stock. Any shares of Reorganized PDI Common Stock which remain unissued as a result of such rounding shall become the property of Reorganized PDI and shall be cancelled.

      10.4 UNCLAIMED DISTRIBUTIONS.

           a. ESCHEAT TO DEBTOR. Monies sent by checks issued by or on behalf of the Debtors or Reorganized PDI, or stock certificates or documents evidencing equity interests in the Reorganized PDI, sent to holders of Allowed Claims or other parties in interest pursuant to this Plan shall permanently and irrevocably escheat to Reorganized PDI and shall not be honored if (i) such checks are NOT negotiated within ninety (90) days after issuance by the Debtors or Reorganized PDI or (ii) stock certificate(s) or other documents evidencing equity interests in the Reorganized PDI are returned as undeliverable. Upon the expiration of such ninety day period, the Debtors' and Reorganized PDI's obligation and liability to any holder of an Allowed Claim or other party in interest whose check from the Debtors or Reorganized PDI is not negotiated during such period or whose stock certificate(s) or other documents evidencing equity interests in the Reorganized PDI are returned as undeliverable, shall be deemed satisfied in full and the Debtors and Reorganized PDI and their respective attorneys, agents, employees, directors and officers shall be forever released and discharged from any liability or obligation whatsoever to that creditor or party in interest. For purposes of this section, a check, stock certificate or other document evidencing an equity interest in the Reorganized PDI shall be conclusively deemed appropriately delivered to a creditor or party in interest if it is sent by first class, postage prepaid, mail to the address of that creditor or party in interest as set forth on the Debtors' schedules, the proof of claim register in the above-captioned cases, or the Debtors' books and records.

      b. AFTER DISTRIBUTIONS BECOME UNDELIVERABLE. Undeliverable cash and stock in Reorganized PDI shall not be entitled to any interest, dividends or other accruals of any kind. In such cases, any property held for distribution on account of such claims until the expiration of the ninety (90) day period set forth herein shall be property of the Reorganized PDI, free and clear of any restrictions thereon. The Reorganized PDI shall not be required to attempt to locate any holder of an Allowed Claim.

11. PROCEDURES FOR RESOLVING AND TREATING CONTESTED AND CONTINGENT CLAIMS AND EQUITY INTERESTS

      11.1 ALLOWANCE OF INVERNESS CLAIMS. Pursuant to Section 1123(b)(3)(A) and Rule 9019 of the Rules of Bankruptcy Procedure, this Plan shall constitute a compromise and settlement of all claims of or on behalf of the Debtors against Inverness and all persons acting on its behalf. Inverness shall be deemed to have an Allowed Claim of $7,259,019.02 as of the Petition. A portion of Inverness' Allowed Claim will be considered an Allowed Secured Claim. The balance of Inverness' Allowed Claim not treated as an Allowed Secured Claim will be deemed an Allowed Unsecured Claim, but shall not be treated in Class 4.

      11.2 OBJECTION DEADLINE. As soon as practicable, but in no event later than thirty days after the Confirmation Date, objections to Disputed Claims shall be filed with the Bankruptcy Court and served upon the Holders of each of the Disputed Claims.

      11.3 RESPONSIBILITY FOR OBJECTION TO DISPUTED CLAIMS AND PROSECUTION OF OBJECTIONS. Reorganized PDI shall have the exclusive responsibility for objecting to Claims following the Confirmation Date. On and after the Confirmation Date, except as the Bankruptcy Court may otherwise order, the filing, litigation, settlement, or withdrawal of all objections to Disputed Claims shall be the responsibility of Reorganized PDI.

      11.4 NO DISTRIBUTIONS PENDING ALLOWANCE. Notwithstanding any other provision of the Plan, no payments or distributions shall be made with respect to a Disputed Claim unless and until all objections to such Disputed Claim have been determined by Final Order.

      11.5 DISTRIBUTION AFTER ALLOWANCE. Payments and distributions from Reorganized PDI to each Holder of a Disputed Claim, to the extent that it ultimately becomes an Allowed Claim, shall be made in accordance with the provisions of the Plan governing the Class of Claims to which the Disputed Claim belongs. As soon as practicable after the date the order of judgment of the Bankruptcy Court allowing such Claim becomes a Final Order, but in no event later than thirty (30) days after such Claim becomes an Allowed Claim, any Cash or other consideration that would have been distributed in respect of the Disputed Claim had it been an Allowed Claim at the Effective Date shall be distributed, without interest, to the Holder of such Claim.

      11.6 TREATMENT OF CONTINGENT CLAIMS. Until such time as a Contingent Claim becomes fixed and absolute, such Claim shall be treated as a Disputed Claim for purposes related to estimations, allocations, and distributions under the Plan.

12.   RELEASE, INDEMNIFICATION AND EXCULPATION

      12.1 RELEASE AND INJUNCTION. Upon Confirmation, The Debtor, the Creditors' Committees, Inverness Corp., and Venture Partners, Ltd. and their respective present and former officers, directors, employees, professionals, representatives, shareholders and agents and such persons' or entities' heirs, representatives, administrators, successors and assigns (hereinafter, collectively, the "Releasees") shall, without the execution or delivery of any further documents, be absolutely, unconditionally and fully released from any and all claims, debts, demands, damages, costs, offsets, expenses, obligations, liabilities, losses, actions, causes of actions, and/or suits of whatever kind, nature or type, arising at law or equity, by statute or otherwise, whether known or unknown, choate or inchoate, suspected or unsuspected, or whether having arisen, accrued or matured or hereafter to arise, accrue or mature, which any person or entity or any one or more of them ever had, now has, claims to have, or hereafter can, shall or may for any reason have or assert against the Releasees, or any one or more of them, arising out of any matter or event at or prior to such time and relating in any way to the Debtors, the Debtors' businesses, the Debtors' liabilities, loans to the Debtors, or the Chapter 11 Cases, or the actions, failure to act, omission, conduct, duties, responsibilities, decisions, receipt of money, conduct or behavior of any one or more of the Releasees in connection with the Chapter 11 Cases, the Debtors, the Debtors' businesses, the Debtors' liabilities, or loans to the Debtors. The filing, assertion, prosecution, or continuation of prosecution of any such matter against any one or more of the Releasees shall, without any further order of the Court, be prohibited and enjoined upon Confirmation. This Section 12.1 does not apply to the Pension Benefit Guaranty Corporation with respect to obligations owed by Inverness Corp. under the two promissory notes made by Inverness Corp. dated October 1, 1996, and March 10, 1997, and held by the Pension

Benefit Guaranty Corporation.

      12.2 INDEMNIFICATION. The Debtors' officers, directors, employees, professionals, shareholders, representatives and other agents shall be entitled to be exonerated and indemnified from time to time by the Debtors and/or the Estates against any and all losses, claims, causes, liabilities, and reasonable and necessary expenses relating thereto, arising out of or in connection with the Debtors', the Debtors' businesses, loans to the Debtors, the Debtors' liabilities, property of the Estates, the affairs of the Estates, or their performance of duties hereunder, whether before or after the Petition Date or before or after Confirmation, except those resulting from their own gross negligence or willful misconduct.

      12.3 EXCULPATION. Neither the Debtors nor any of their respective officers, directors, employees, professionals, representatives or other agents shall have or incur any liabilities to the Estates, to Claimants or to any other person or entity for any act or omission in connection with or arising out of the administration, implementation or consummation of the Plan or the cash or other property, including securities, to be distributed under the Plan except for willful misconduct or gross negligence. Such persons and entities shall in all respects be entitled to rely upon the advice of counsel, accountants and/or other professional persons with respect to their rights, duties and responsibilities but shall not be liable for their failure to seek such advice. In no event shall the Debtors or their officers, directors, employees, professionals, representatives or other agents bear any liability or responsibility for the acts or omissions of any Disburses.

13.   JURISDICTION

      13.1 CONTINUING JURISDICTION. The Bankruptcy Court shall retain and have exclusive jurisdiction over the Debtors' Chapter 11 cases for purposes (a) through (i) below:

           (a) To determine any and all objections to and proceedings involving the allowance, estimation, classification, and subordination of Claims or Equity Interests;

           (b) To determine any and all applications for allowances of compensation and reimbursement of expenses and any other fees and expenses authorized to be paid or reimbursed under the Code or the Plan;

           (c) To determine any application pending on the Effective Date for the rejection or assumption of executory contracts or unexpired leases or for the assumption and assignment, as the case may be, of executory contracts or unexpired leases to which either of the Debtors' is a party or with respect to which either of the Debtors' may be liable, and to hear and determine, and if need be, to liquidate, any and all claims arising therefrom;

           (d) To determine any and all applications, adversary proceedings, and contested or litigated matters that may be pending on the Effective Date;

           (e) To consider any modifications of the Plan, remedy any defect or omission or reconcile any inconsistency on any Order of the Bankruptcy Court, including the Confirmation

Order, to the extent authorized by the Code;

           (f) To determine all controversies, suits, and disputes that may arise in connection with the interpretation, enforcement, or consummation of the Plan or obligations arising thereunder;

           (g) To consider and act on the compromise and settlement of any Claim against or cause of action by or against either of the Debtors' bankruptcy estate;

           (h) To issue such orders in aid of execution of the Plan to the extent authorized by Section 1142 of the Code; and

           (i) To determine such other matters as may be set forth in the Confirmation Order or which may arise in connection with the Plan or the Confirmation Order.

14.   MODIFICATION.

      14.1 MODIFICATION OF PLAN. The Plan may be modified at any time after Confirmation and before its substantial Consummation, provided that the Plan, as modified, meets the requirements of Sections 1122 and 1123 of the Code, and the Bankruptcy Court, after notice and a hearing, confirms the Plan, as modified, under Section 1129 of the Code. A holder of a Claim or Equity Interest that has accepted or rejected the Plan shall be deemed to have accepted or rejected, as the case may be, such Plan as modified, unless, within the time fixed by the Bankruptcy Court, such holder changes its previous acceptance or rejection by a writing filed with the Bankruptcy Court.

15.   DISCHARGE.

      15.1 DISCHARGE AND REVERSION OF PROPERTY.

           (a) Pursuant to Section 1141(b) of the Code and, except as otherwise dealt with in this Plan, Confirmation of the Plan vests all of the property of each of the Debtors' estates in Reorganized PDI.

           (b) Pursuant to Section 1141(c) of the Code, on the Effective Date of the Plan, the property dealt with by the Plan shall become free and clear of all liens, claims, encumbrances, and interests of creditors, except as otherwise provided for in the Plan or the Confirmation Order.

           15.2 DISCHARGE OF THE DEBTORS. Except as otherwise provided in the Plan, all consideration distributed under the Plan shall be in exchange for and in complete satisfaction, discharge, and release of all claims of any nature whatsoever against either of the Debtors; and except as otherwise provided herein, upon the Effective Date, each of the Debtors shall be deemed discharged and released (but only to the extent permitted by Section 1141 of the Code, including specifically Section 1141(d)(3)) from any and all claims, including but not limited to, demands and liabilities that arose before the Effective Date, and all debts of the kind specified in Sections 502(g), 502(h), or 502(i) of the Code, whether or not (a) a proof of claim based upon such debt is filed or deemed filed under Section 501 of the Code; (b) a claim based upon such debt is allowed under Section 502 of the Code; or (c) the holder of a claim based upon such debt has accepted the Plan.

Except as provided herein, the Confirmation Order shall be a judicial determination of discharge of all liabilities of each of the Debtors. As provided in Section 524 of the Code, such discharge shall void any judgment against either of the Debtors at any time obtained to the extent it relates to a claim discharged, and operate as an injunction against the prosecution of any action against either of the Debtors or its property to the extent it relates to a claim discharged.

      15.3 DISCHARGE OF CLAIMS. Except as otherwise provided herein or in the Confirmation Order, (a) the rights afforded in this Plan and the payments and distributions to be made hereunder shall be in complete exchange for, and in full satisfaction, discharge and release of all existing debts and claims of any kind, nature or description whatsoever against either of the Debtors or against its bankruptcy estate, assets or properties, (b) all existing claims against either of the Debtors shall be deemed to be satisfied, discharged, and released in full upon the Effective Date, and (c) all holders of claims shall be forever barred and precluded from asserting against Reorganized PDI or its assets or properties based upon any act or omission.

16. PROVISIONS TO INVOKE CRAMDOWN PROCEEDINGS AND/OR SECTION 506 HEARING, IF NECESSARY

      16.1 CRAMDOWN. If all of the applicable requirements of Section 1129(a) of the Code, other than subparagraph 8, are found to have been met with respect to the Plan, the Debtors will seek Confirmation pursuant to Section 1129(b) of the Code. For purposes of seeking Confirmation under the cramdown provisions of the Code, the Debtors reserve the right to modify or vary the treatment of the claims of any rejecting Class so as to comply with the requirements of
Section 1129(b) of the Code.

17.   GENERAL PROVISIONS

      17.1 POST-CONFIRMATION ACTIONS. Nothing herein contained shall prevent the Debtors from taking such action as may be necessary to enforce any rights or prosecute any cause of action existing on its behalf, which may not have been heretofore enforced or prosecuted.

      17.2 RULES OF CONSTRUCTION. Unless otherwise specified, all references to the single shall include the plural and vice versa. The headings in the Plan are for convenience of reference only and shall not limit or otherwise effect the provisions of the Plan. Words and terms defined in Section 101 of the Code shall have the same meaning when used in the Plan, unless a different definition is given in the Plan. The Rules of Construction contained in Section 102 of the Code shall apply to the construction of the Plan.

      17.3 GOVERNING LAW. Unless an applicable rule of law or procedure is supplied by federal law (including the Bankruptcy Code and the Bankruptcy Rules) or the Delaware General Corporation Law, the internal laws of the State of Connecticut shall govern the construction and implementation of the Plan and any agreements, documents, and instruments executed in connection with the Plan, except as may otherwise be provided in such agreements, documents, and instruments.

      17.4 FILING OF ADDITIONAL DOCUMENTS. On or before the conclusion of the Confirmation

Hearing, the Debtors shall file with the Bankruptcy Court such agreements and other documents as may be necessary or appropriate to effectuate and further evidence the terms and conditions of the Plan.

      17.5 SEVERABILITY. Should any provision in the Plan be determined to be unenforceable, such determination shall in no way limit or affect the enforceability and operative effect of any other provisions of the Plan.

      17.6 NOTICES. All notices, requests, or demands for payments provided for in the Plan shall be in writing and shall be deemed to have been given when personally delivered by hand, or deposited in any general or branch post office of the United States postal service, or received by telex or telecopier; notices, requests and demands for payments shall be addressed and sent, postage prepaid, or delivered as follows:

           (a) in the case of notices, requests, or demands for payments to the Debtors or the Reorganized PDI, at 14 Commerce Drive, Danbury, Connecticut, Attn: Chief Financial Officer, and at any other address designated by the Debtors by notice to each Holder of an Allowed Claim.

           (b) in the case of notices to Holders of Claims or Equity Interests, at the last known address according to Reorganized PDI books and records, or at any other address designated by a Holder of a Claim or Interest, by notice to Reorganized PDI; PROVIDED, HOWEVER, any notice of change of address shall be effective only upon receipt.

                                Respectfully this 22nd day of August 2000

                                POWER DESIGNS, INC. and
                                PDIXF ACQUISITION CORPORATION

                                By: /s/ James Berman
                                    ----------------------------------------
                                    James Berman (ct06027)
                                    Zeisler & Zeisler, P.C.
                                    558 Clinton Avenue
                                    Bridgeport, CT 06605-0186
                                    (203) 368-4234
                                    Their Attorney

                                                                           DRAFT



                                    EXHIBIT A

                          AMENDED AND RESTATED BY-LAWS

                                       OF

                               POWER DESIGNS, INC.
                    (AS AMENDED THROUGH NOVEMBER _____, 1999)

                         ******************************

                                    ARTICLE I
                                     OFFICES

         The principal office of POWER DESIGNS, INC. (the "Corporation") shall be located at such places within or without the State of Delaware as the Board of Directors from time to time determine. The registered office of the Corporation is c/o The Corporation Trust Company, 1209 Orange Street, Wilmington, Delaware 19801. Pursuant to the terms of that certain Amended Plan the Corporation and the shareholders of the Corporation are party to a certain Shareholders Voting Agreement dated __________ (the "Shareholders Agreement"), which contains provisions which may be inconsistent with certain provisions of these By-Laws. The Corporation is also a party to a certain Conditional Distribution Agreement dated _____________ (the "Distribution Agreement"). The Corporation hereby confirms its obligation to adhere to the applicable provisions of the Shareholders Agreement as amended from time to time, and the Distribution Agreement to the extent such provisions may be inconsistent with or may supplement these By-Laws for the term of such Shareholders Agreement, and these By-Laws shall be subject to the applicable provisions of such Shareholders Agreement and the Distribution Agreement.

                                   ARTICLE II
                            MEETINGS OF SHAREHOLDERS

         Section 1. PLACE OF MEETINGS. Except as otherwise provided in these By-Laws, all meetings of the shareholders shall be held on such dates and at such times and places, within or without the State of Delaware, as shall be determined by the Board and as shall be stated in the notice of the meeting or in waivers of notice thereof. If the place of any meeting is not so fixed, it shall be held at the registered office of the Corporation in the State of Delaware.

         Section 2. ANNUAL MEETING. The annual meeting of shareholders for the election of directors and the transaction of such other proper business as may be brought before the meeting shall be held on such date after the close of the Corporation's fiscal year, and at such time, as the Board may from time to time determine.

         Section 3. SPECIAL MEETINGS. Special meetings of the shareholders, for any purpose or purposes, may be called by the Chief Executive Officer of the Board, and shall be called by the Chief Executive Officer of the Board upon the written request of not less than three directors. The request shall state the date, time, place and purpose or purposes of the proposed meeting.

         Section 4. NOTICE OF MEETINGS. Except as otherwise required by law, whenever the shareholders are required or permitted to take any action at a meeting, written notice thereof shall be given, stating the place, date and time of the meeting and, unless it is the annual meeting, by or at whose direction it is being issued. The notice also shall designate the place where the shareholders' list is available for examination unless the list is kept at the place where the meeting is to be held. Notice of a special meeting also shall state the purpose or purposes for which the meeting is called. A copy of the notice of any meeting shall be delivered personally or shall be mailed, not less than ten (10) nor more than sixty (60) days before the date of the meeting, to each shareholder of record entitled to vote at the meeting. If mailed, the notice shall be given when deposited in the United States mail, postage prepaid, and shall be directed to each shareholder at his or her address as it appears on the record of shareholders of the Corporation, or to such other address which such shareholder may have filed by written request with the secretary of the Corporation. Notice of any meeting of shareholders shall be deemed waived by any shareholder who attends the meeting, except when the shareholder attends the meeting for the express purpose of objecting at the beginning thereof to the transaction of any business because the meeting is not lawfully called or convened, or by any shareholder who submits, either before or after the meeting, a signed waiver of notice. Unless the Board, after the adjournment of a meeting, shall fix a new record date for the adjourned meeting or unless the adjournment is for more than thirty (30) days, notice of an adjourned meeting need not be given if the place, date and time to which the meeting shall be adjourned are announced at the meeting at which the adjournment is taken.

         Section 5. QUORUM. Except as otherwise provided by law or, by the Certificate of Incorporation of the Corporation, at all meetings of shareholders, the holders of a majority of the outstanding shares of the Corporation entitled to vote at the meeting shall he present in person or represented by proxy in order to constitute a quorum for the transaction of business.

         Section 6. VOTING. Except as otherwise provided by law or by the Certificate of Incorporation of the Corporation, at any meeting of the shareholders every shareholder of record having the right to vote thereat shall be entitled to one vote for every share of stock standing in his or her name as of the record date and entitling him or her to so vote. A shareholder may vote in person or by proxy. Except as otherwise provided by law or by the Certificate of Incorporation of the Corporation, any corporate action taken by a vote of the shareholders, other than the election of directors, shall be authorized by not less than a majority of the votes cast at a meeting by the shareholders present in person or by proxy and entitled to vote thereon. Directors shall be elected as provided in Section 3 of Article III of these By-Laws. Written ballots shall not be required for voting on any matter unless ordered by the Secretary of the meeting.

         Section 7. PROXIES. Every proxy shall be executed in writing by the shareholder or by his or her attorney in-fact, or otherwise as provided in the General Corporation Law of the State of Delaware (the "General Corporation Law").

         Section 8. LIST OF SHAREHOLDERS. At least ten (10) days before every meeting of shareholders, a list of the shareholders (including their addresses) entitled to vote at the meeting and their record holdings as of the record date shall be open for examination by any shareholder, for any purpose germane to the meeting, during ordinary business hours at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list also shall be kept at and throughout the meeting, and may be inspected by any shareholder who is present.

         Section 9. CONDUCT OF MEETINGS. At each meeting of the shareholders, the Chief Executive Officer of the Board or, in his or her absence, a director chosen by a majority of the directors then in office shall act as Chief Executive Officer of the meeting. The Secretary or, in his or her absence, any person appointed by the Chief Executive Officer of the meeting shall act as secretary of the meeting and shall keep the minutes thereof. Except as otherwise provided by law, at any annual or special meeting of shareholders, only such business shall be conducted as shall have been properly brought before the meeting. Except as may be required by the Certificate of Incorporation or by law, no business shall be brought before any meeting of shareholders of the Corporation otherwise than as provided in this Section 9.

                                   ARTICLE III
                                      BOARD

         Section l. NUMBER OF BOARD MEMBERS. The business, property and affairs of the Corporation shall be managed under the direction of the Board, which shall initially consist of seven directors. Directors need not be shareholders of the Corporation. The initial Board shall consist of seven members elected in accordance with that certain Shareholders Voting Agreement of even date hereof ("Shareholders Agreement") which Shareholder's Agreement provides that said Board shall be as follows ("Initial Board"):

         a. the President of the Company or, if there is no President, the then most senior executive officer of the Company;
         b.  two designees of Inverness;
         c. one designee of the Original Noteholders, who initially shall be Shannon LeRoy;
         d. two designees of the Bridge Noteholders, who initially shall be Raymond E. Joslin and Robert Dorfman; and
         e. one designee of the Director Loanholders, who initially shall be Robert Sparacino;

all of which persons or designees shall hold office, subject to their earlier removal in accordance with the Shareholders Agreement, the By-laws or applicable corporate law, until their respective successors shall have been elected and shall have qualified. The number of directors may be reduced or increased from time to time by action of the Board, but no decrease may shorten the term of an incumbent director. When used in these By-Laws, the phrase "entire Board" means the total number of directors which the Corporation would have if there were no vacancies.

         Section 2. NOMINATION. Except as otherwise set forth in the Shareholders Agreement, as further delineated in Article III Section 1 above only persons who are nominated in accordance with the procedures set forth in these By-Laws shall be eligible to serve as directors the Corporation. Upon expiration of the Shareholders Agreement, nominations of persons for election to the Board may be made at a meeting of shareholders by or at the direction of the Board.

         Section 3. ELECTION AND TERM. Except as otherwise provided by law, by the Certificate of Incorporation of the Corporation, these By-Laws or by the Shareholders Agreement, the directors of the Initial Board shall be designated by the applicable Shareholder Group, as defined in the Shareholders Agreement in accordance with the terms of the Shareholder Agreement. The initial board shall serve, in accordance with the Shareholders Agreement until their respective successors shall have been elected and shall have been qualified, but in no event longer than the term of the Shareholders Agreement (which Shareholders Agreement shall terminate no later than three (3) years from the effective date of the Plan (as defined therein). Directors shall be elected at the annual meeting of the shareholders and the persons receiving a plurality of the votes cast shall be so elected. Subject to a director's earlier death, resignation or removal as provided in Sections 4 and 5 of this Article III, each director shall hold office until his or her successor shall have been duly elected and shall have qualified.

         Section 4. REMOVAL. While the Shareholder Agreement remains in effect, the removal from the Board (with or without cause) of any director (other than the President) designated by the Shareholder Group entitled to make such designation hereunder, upon written notice to the President (or his designee) from such Shareholder Group requiring the removal of said director, but only upon such written notice; provided that no director may be removed by any persons not entitled to designate such director hereunder; and a director may be removed at any time, with or without cause, by the holders of a majority of the outstanding shares of the Corporation entitled to vote at an election of directors.

         Section 5. RESIGNATIONS. Any director may resign at any time by giving written notice of his or her resignation to the Corporation. A resignation shall take effect at the time specified therein or, if the time when it shall become effective shall not be specified therein, immediately upon its receipt, and, unless otherwise specified therein, the acceptance of a resignation shall not be necessary to make it effective.

         Section 6. VACANCIES. While the Shareholders Agreement remains in effect, upon any vacancy in the Initial Board as a result of any individual designated or otherwise serving as provided in the Shareholders Agreement ceasing to be a member of the Board, whether by resignation or otherwise, the election to the Board of an individual designated by the Shareholder Group that, pursuant hereto, designated the individual who shall have so ceased to be a member of the Board or in the case of the President and CEO, such officer's successor upon termination of the Shareholders Agreement, except as otherwise provided by the Certificate of Incorporation of the Corporation, any vacancy in the Board arising from an increase in the number of directors or otherwise shall be filled by the vote of a majority of the directors then in office. Subject to his or her earlier death, removal or resignation as provided in Sections 4 and 5 of this
Article III, each director so elected shall hold office until his successor shall have been duly elected and shall have qualified.

         Section 7. PLACE OF MEETINGS. Except as otherwise provided in these By-Laws, all meetings of the Board shall be held at such places, within or without the State of Delaware, as the Board determines from time to time.

         Section 8. ANNUAL MEETING. The annual meeting of the Board shall be held either (a) without notice immediately after the annual meeting of shareholders and in the same place, or (b) as soon as practicable after the annual meeting of shareholders on such date and at such time and place as the Board determines.

         Section 9. REGULAR MEETINGS. Regular meetings of the Board shall be held on such dates and at such places and times as the Board determines. Notice of regular meetings need not be given, except as otherwise required by law.

         Section 10. SPECIAL MEETINGS. Special meetings of the Board may be called by the Chief Executive Officer and shall be called by the Chief Executive Officer or the Secretary upon the written request of not less than three directors. The request shall state the date, time, place and purpose or purposes of the proposed meeting.

         Section 11. NOTICE OF MEETINGS. Notice of each special meeting of the Board (and of each annual meeting held pursuant to subdivision (b) of section 8 of this Article III) shall be given, not later than 24 hours before the meeting is scheduled to commence, by the Chief Executive Officer or the secretary and shall state the place, date and time of the meeting. Notice of each meeting may be delivered to a director by hand or given to a director orally (whether by telephone or in person) or mailed or telecopied to a director at his or her residence or usual place of business, provided, however, that if notice of less than 72 hours is given it may not be mailed. If mailed, the notice shall be deemed to have been given when deposited in the United States mail, postage prepaid, and if telecopied, the notice shall be deemed to have been given when oral confirmation of receipt is given. Notice of any meeting need not be given to any director who shall submit, either before or after the meeting, a signed waiver of notice or who shall attend the meeting, except if such director shall attend for the express purpose of objecting at the beginning thereof to the transaction of any business because the meeting is not lawfully called or convened. Notice of any adjourned meeting, including the place, date and time of the new meeting, shall be given to all directors not present at the time of the adjournment, as well as to the other directors unless the place, date and time of the new meeting is announced at the adjourned meeting.

         Section 12. QUORUM. Except as otherwise provided by law or these By-Laws, at all meetings of the Board a majority of the entire Board shall constitute a quorum for the transaction of business, and the vote of a majority of the directors present at a meeting at which a quorum is present shall be the act of the Board. A majority of the directors present, whether or not a quorum is present, may adjourn any meeting to another place, date and time.

         Section 13. CONDUCT OF MEETINGS. At each meeting of the Board, the secretary of the Board or, in his or her absence, a director chosen by a majority of the directors present shall act as secretary of the meeting. The secretary or, in his or her absence, any person appointed by the secretary of the meeting shall act as secretary of the meeting and keep the minutes thereof. The order of business at all meetings of the Board shall be as determined by the secretary of the meeting.

         Section 14. COMMITTEES OF THE BOARD. The Board, by resolution adopted by a majority of the entire Board, may designate an audit committee, compensation committee, executive committee and other committees, each consisting of one (1) or more directors. Each committee (including the members thereof) shall serve at the pleasure of the Board and shall keep minutes of its meetings and report the same to the Board. The Board may designate one or more directors as alternate members of any committee. Alternate members may replace any absent or disqualified member or members at any meeting of a committee. Except as limited by law, each committee, to the extent provided in the resolution establishing it, shall have and may exercise all the powers and authority of the Board with respect to all matters.

         Section 15. OPERATION OF COMMITTEES. A majority of all of the members of a committee shall constitute a quorum for the transaction of business, and the vote of a majority of all the members of a committee present at a meeting at which a quorum is present shall be the act of the committee. Each committee shall adopt whatever other rules of procedure it determines for the conduct of its activities.

         Section 16. WRITTEN CONSENT TO ACTION IN LIEU OF A MEETING. If any action required or permitted to be taken at any meeting of the Board or any committee may be taken without a meeting if any members of the Board or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board or committee.

         Section 17. MEETINGS HELD OTHER THAN IN PERSON. Members of the Board or any committee may participate in a meeting of the Board or committee, as the case may be, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear and speak with each other, and such participation shall constitute presence in person at the meeting.

                                   ARTICLE IV
                                    OFFICERS

         Section 1. EXECUTIVE OFFICERS, ETC. The executive officers of the Corporation shall be a Chief Executive Officer, President, Secretary and Treasurer. The Board also may elect or appoint one or more Vice Presidents (any of whom may be designated as Executive Vice Presidents, Senior Vice Presidents or otherwise), and any other officers (including one or more Assistant Treasurers and one or more Assistant Secretaries) it deems necessary or desirable for the conduct of the business of the Corporation, each of whom shall have such powers and duties as the Board determines. Any two or more offices may be held by the same person, and no officer except the Chief Executive Officer need be a director. Any officer may devote less than one hundred percent (100%) of his working time to the activities as such if the Board so approves.

         Section 2. DUTIES.

                  (a) THE CHIEF EXECUTIVE OFFICER . The Chief Executive Officer shall be a member of the Board, the chief executive offier of the Corporation and, if present, shall preside at all meetings of the shareholders and the Board. The Chief Executive Officer shall have general management of the business and affairs of the Corporation, subject to the control of the Board, and shall perform such other duties as may from time to time be assigned to him or her by the Board.

                  (b) PRESIDENT. The President shall, in the absence of the Chief Executive Officer of the Board preside at all meetings of the shareholders and the Board. The President shall report to the Chief Executive Officer of the Board, and shall have such powers and duties as the Board or the Chief Executive Officer assigns to him or her, and shall, in the absence or disability of the Chief Executive Officer, perform the duties and exercise the power of the Chief Executive Officer.

                  (c) VICE PRESIDENT. The Vice President or, if there shall be more than one, the Vice Presidents, if any, in the order of their seniority or in any other order determined by the Board, shall perform, in the absence or disability of the President, the duties and exercise the powers of the President and shall have such other powers and duties as the Board or the Chief Executive Officer assigns to him or to her or to them.

                  (d) SECRETARY. Except as otherwise provided in these By-Laws or as directed by the Board, the Secretary shall attend all meetings of the shareholders and the Board; shall record the minutes of all proceedings in books to be kept for that purpose; shall give notice of all meetings of the shareholders and special meetings of the Board; and shall keep in safe custody the seal of the Corporation and, when authorized by the Board, shall affix the same to any corporate instrument. The Secretary shall have such other powers and duties as the Board or the Chief Executive Officer assigns to him or her.

                  (e) TREASURER. Subject to the control of the Board, the Treasurer shall have the care and custody of the corporate funds and the books relating thereto; shall perform all other duties incident to the office of treasurer; and shall have such other powers and duties as the Board or the Chief Executive Officer assigns to him or her.

         Section 3. ELECTION; REMOVAL. Subject to his or her earlier death, resignation or removal, as hereinafter provided, each officer shall hold his or her office until his or her successor shall have been duly elected and shall have qualified. Any officer may be removed at any time, with or without cause, by the Board.

         Section 4. RESIGNATIONS. Any officer may resign at any time by giving written notice of his or her resignation to the Corporation. A resignation shall take effect at the time specified therein or, if the time when it shall become effective shall not be specified therein, immediately upon its receipt, and, unless otherwise specified therein, the acceptance of a resignation shall not be necessary to make it effective.

         Section 5. VACANCIES. If an office becomes vacant for any reason, the Board or the shareholders may fill the vacancy, and each officer so elected shall serve for the remainder of his or her predecessor's term and until his or her successor shall have been elected or appointed and shall have qualified.

                                    ARTICLE V
           PROVISIONS RELATING TO STOCK CERTIFICATES AND SHAREHOLDERS

         Section 1. CERTIFICATES. Certificates for the Corporation's capital stock shall be in such form as required by law and as approved by the Board. Each certificate shall be signed in the name of the Corporation by the Chief Executive Officer or the President or any Vice President and by the Secretary, the Treasurer or any Assistant Secretary or any Assistant Treasurer and shall bear the seal of the Corporation or a facsimile thereof. If any certificate is countersigned by a transfer agent or registered by a registrar, other than the Corporation or its employees, the signature of any officer of the Corporation may be a facsimile signature. In case any officer, transfer agent or registrar who shall have signed or whose facsimile signature is placed on any certificate shall have ceased to be such officer, transfer agent or registrar before the certificate shall be issued, it may nevertheless be issued by the Corporation with the same effect as if he or she were such officer, transfer agent or registrar at the date of the issue.

         Section 2. LOST CERTIFICATES, ETC. The Corporation may issue a new certificate for shares in place of any certificate theretofor issued by it, alleged to have been lost, mutilated, stolen or destroyed, and the Board may require the owner of the lost, mutilated, stolen or destroyed certificate, or his or her legal representatives, to make an affidavit of that fact and to give the Corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the Corporation on account of the alleged loss, mutilation, theft or destruction of the certificate or the issuance of a new certificate.

         Section 3. TRANSFERS OF SHARES. Transfers of shares shall be registered on the books of the Corporation maintained for that purpose after due presentation of the stock certificates therefor appropriately endorsed or accompanied by proper evidence of succession, assignment or authority to transfer.

         Section 4. RECORD DATE. For the purpose of determining the shareholders entitled to notice of or to vote at any meeting of shareholders or an adjournment thereof, or for the purpose of determining shareholders entitled to receive payment of any dividend or other distribution or the allotment of any rights, or for the purpose of any other action, the Board may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board, and which record date shall not be more than 60 nor less than 10 days before the date of any such meeting and shall not be more than 60 days prior to any other action.

                                   ARTICLE VI
                                 INDEMNIFICATION

         Section 1. INDEMNIFICATION. The Corporation shall, to the fullest extent permitted by the General Corporation Law (including, without limitation, Section 145 thereof) or other provisions, of the laws of Delaware relating to indemnification of directors, officers, employees and agents, as the same may be amended and supplemented from time to time, indemnify any and all such persons whom it shall have power to indemnify under the General Corporation Law or such other provisions of law.

         Section 2. STATUTORY INDEMNIFICATION. Without limiting the generality of Section 1 of this Article VI, to the fullest extent permitted, and subject to the conditions imposed by law, and pursuant to Section 145 of the General Corporation Law unless otherwise determined by the Board of Directors:

                  (a) the Corporation shall indemnify any person who was or is a party or is threatened to be made a party, to any threatened, pending or completed action, suit or proceeding whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against reasonable expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding, if such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful; and

                  (b) the Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that such person is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against reasonable expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, except as otherwise provided by law.

         Section 3. INDEMNIFICATION BY RESOLUTION OF SHAREHOLDERS OR DIRECTORS OR AGREEMENT. To the fullest extent permitted by law, indemnification may be granted, and expenses may be advanced, to the persons described in Section 145 of the General Corporation Law or other provisions of the laws of Delaware relating to indemnification and advancement of expenses, as from time to time may be in effect, by (a) a resolution of shareholders, (b) a resolution of the Board, or (c) an agreement providing for such indemnification and advancement of expenses; provided that the person being indemnified provides to the Corporation an undertaking to repay the amount of any advancement of expenses if it shall be ultimately determined that such person is not entitled to be indemnified by the Corporation; provided, further, that no indemnification may be made to or on behalf of any person if a judgment or other final adjudication adverse to the person establishes that such person's acts were committed in bad faith or were the result of active and deliberate dishonesty and were material to the cause of action so adjudicated, or that such person personally gained in fact a financial profit or other advantage to which such person was not legally entitled.

         Section 4. GENERAL. It is the intent of this Article VI to require the Corporation to indemnify the persons referred to herein for judgments, fines, penalties, amounts paid in settlement and expenses (including attorneys' fees), and to advance expenses to such persons, in each and every circumstance in which such indemnification and such advancement of expenses could lawfully be permitted by express provision of By-Laws, and the indemnification and expense advancement provided by this Article VI shall not be limited by the absence of an express recital of such circumstances. The indemnification and advancement of expenses provided by, or granted pursuant to, these By-Laws shall not be deemed exclusive of any other rights to which a person seeking indemnification or advancement of expenses may be entitled, whether as a matter of law, under any provision of the Certificate of Incorporation of the Corporation or these By-Laws, by agreement, by vote of shareholders or disinterested directors of the Corporation or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office.

         Section 5. INDEMNIFICATION BENEFITS. Indemnification pursuant to these By-Laws shall inure to the benefit of the heirs, executors, administrators and personal representatives of those entitled to indemnification.

                                   ARTICLE VII
                               GENERAL PROVISIONS

         Section 1. DIVIDENDS, ETC. To the extent permitted by law, the Board shall have full power and discretion, subject to the provisions of the Certificate of Incorporation of the Corporation and the terms of any other corporate document or instrument binding upon the Corporation, to determine what, if any, dividends or distributions shall be declared and paid or made.

         Section 2. SEAL. The Corporation's seal shall be in such form as is required by law and as shall be approved by the Board.

         Section 3. FISCAL YEAR. The fiscal year of the Corporation shall be determined by the Board.

         Section 4. VOTING SHARES IN OTHER CORPORATIONS. Unless otherwise directed by the board, shares in other corporations which are held by the Corporation shall be represented and voted only by the Chief Executive Officer of the Board or by a proxy or proxies appointed by him or her.

                                  ARTICLE VIII
                                    AMENDMENT

         By-Laws may be made, altered or repealed by the Board, subject to the right of shareholders to alter or repeal any By-Laws made by the Board.

                                  EXHIBIT 6.4A

                       CONDITIONAL DISTRIBUTION AGREEMENT

         THIS CONDITIONAL DISTRIBUTION AGREEMENT ("Agreement") is made effective as of the Effective Date of the Plan (as defined below) by and among RAYMOND JOSLIN, DAVID HALE SMITH II CHARITABLE REMAINDER TRUST, INTERIM ADVANTAGE FUND, IAN R. KAHN, JUSTIN WERNICK, EDWARD BENJAMIN, EDWARD BENJAMIN M.D. MONEY PURCHASE PENSION PLAN, ALAN N. PARNES, LEE H. SILVERSTEIN, TRI VENTURES, ALAN NAPACK, MICHAEL ZUCKERMAN AND HILLARY DAVIS, CRESCENT CAPITAL COMPANY LLC, STEVEN GRASTEIN, RAY INGLEBY, MARSHALL MANLEY, CURRAN PARTNERS, JOHN D. SHEPERD AND PHYLLIS AND HOWARD SILVERMAN, ROBERT SPARACINO, EQUITAS L.P., BRIL PROFIT SHARING PLAN, AND BRIL MONEY PURCHASE PLAN, LOIS HORN, ANTOINETTE ROSE, THOMAS O'GRADY, DAVIS H. SMITH II, DENNIS AND TERRI NESTA AND BRUCE MACDONALD (collectively, the "Class 4A Shareholders" and individually a "Class 4A Shareholder") and POWER DESIGNS, INC., a Delaware corporation with its principal place of business at 14 Commerce Drive , Danbury, CT 06813 ("Company").

         PREMISES. The Company is a public company and the survivor of a merger by and between Power Designs, Inc. and PDIXF Acquisition Corporation ("Merger") accomplished pursuant to that certain Amended Plan of Reorganization for Power Design, Inc. and PDIXF Acquisition Corporation dated November 23, 1999 ("Plan"), as confirmed by order of the United States Bankruptcy Court for the District of Connecticut ("Bankruptcy Court") in IN RE: POWER DESIGNS, INC. AND PDIXF ACQUISITION CORPORATION (Case Nos. 98-50117 and 98-50118, jointly administered) pending in the Bankruptcy Court ("Bankruptcy Action"). In settlement of their Allowed Claims, the Class 4A Shareholders have received or shall receive pursuant to the Plan common stock of the Company to be issued post-merger, ("Class 4A Stock"), pursuant to the Plan and the terms hereof and conditional distributions of the Excess Net Cash Flow of the Company as provided herein.

         NOW, THEREFORE, in consideration of the foregoing, the parties hereto hereby agree as follows:

         1. CONDITIONAL DISTRIBUTION. In addition to the one time pro rata distribution of Class 4A Stock as further set forth in the Plan, each Class 4A Shareholder shall be entitled, subject to the conditions set forth herein, to an annual distribution equal to ten (10%) percent of one-half of their Unsecured Allowed Claims (as defined in the Plan) from the Excess Net Cash Flow of the Company for each fiscal year of the Company ("Conditional Distribution"). For purposes hereof, the "Net Cash Flow" for a fiscal year shall be equal to the Company's net after-tax income plus depreciation and amortization, less capital expenses for said year, calculated on a basis consistent with prior fiscal years and in accordance with general accepted accounting principles, and "Excess Net Cash Flow" shall be that portion of Net Cash Flow for any fiscal year in excess of Four Hundred Thousand ($400,000) Dollars. For purposes hereof "capital expenses" shall not include the purchase of any equipment that involves lease or other purchase financing for which the Company's cash flow is only reduced by future monthly payments.

         2. TERM. The Conditional Distributions shall be made within three (3) months from the close of each fiscal year commencing with the end of fiscal year 2001 and shall continue until termination of this Agreement in accordance with
Section 7 hereof. Notwithstanding the foregoing, no Conditional Distributions or accruals therefor shall occur for the six (6) month period commencing with the Effective Date of the Plan (as defined therein).

         3. ACCRUAL OF DISTRIBUTION. Subject to the limitations set forth herein, to the extent that there is insufficient Excess Net Cash Flow in any given fiscal year to pay all or any part of a Class 4A Shareholder's Conditional Distribution for that year, any amount not paid shall carry over to the next fiscal year and, if still unpaid, to each subsequent fiscal year thereafter during the term hereof, until paid in full, provided, however, that the total amount of Conditional Distributions due a Class 4A Shareholder shall never exceed, at any one time, in the aggregate, twenty (20%) percent of one half of that Shareholder's Allowed Claims. Any portion of the Conditional Distributions due in any fiscal year, whether arising during that year or accruing from prior fiscal years, in excess of twenty (20%) percent of one half of a Class 4A Shareholder's Allowed Claims shall be deemed permanently waived by said Shareholder with the Company thereafter having no obligation for payment thereof and the Shareholder having no right with respect thereto ("Waived Distribution"). No interest shall accrue on any payments or accrued payments hereunder.

         4. FURTHER CONDITIONS TO DISTRIBUTION. Payment of Conditional Distributions shall be further conditioned upon there existing no payment defaults under the Inverness Secured Note (as defined in the Plan). In the event of any such payment default, the Conditional Distributions then due shall carry over to the next fiscal year (or thereafter while such default exists) in accordance with Paragraph 3 hereof except to the extent (a) said payment default is deemed cured or is otherwise expressly waived by Inverness whereupon the Conditional Distributions shall be made in accordance herewith (to the extent of the Excess Net Cash Flow), or (b) Inverness accelerates the obligations evidenced by the Inverness Secured Note with respect thereto whereupon no Conditional Distributions or portions thereof shall be made until Inverness has been repaid in full.

         5. LIQUIDATION OF COMPANY. If, during the term hereof, the Company liquidates its assets for any reason whatsoever, the following events shall occur:

         (a) The Class 4A Shareholders shall each receive distributions of the Net Liquidation Proceeds of the Company, in an amount equal to up to one half of the value of that Shareholder's Allowed Claim ("Liquidation Payment"). For purposes hereof, "Net Liquidation Proceeds" shall consist of the proceeds arising upon the liquidation of the Company after payment (i) of all post confirmation secured and unsecured creditors, including Inverness on account of the Inverness Secured Note, (ii) all costs normally associated with said liquidation, but prior to any payments to equity holders in the

         Company based upon their equity interest therein and (iii) all outstanding and accrued Conditional Distributions (less any Waived Distribution);

         (b) Immediately upon receipt of said Liquidation Payment, each Class 4A Shareholder's equity position in the Company shall be reduced by the percentage of that Class 4A Shareholder's total Allowed Claim repaid from the Net Liquidation Proceeds. To effectuate the terms hereof, the Articles of Incorporation of the Company have been amended to provide, among other things, that upon a Liquidation Payment to a Class 4A Shareholder in accordance herewith, the percentage of Class 4A Stock issued to that Shareholder equal to the percentage of the Allowed Claim repaid shall be automatically cancelled, said Class 4A Shareholder hereby agreeing to cooperate with the Company in the reduction of its Class 4A Stock including, but not limited to, surrendering its stock certificate to be cancelled by the Company and replaced by a new stock certificate representing the reduced number of shares; and

         (c) The Net Liquidation Proceeds remaining after payment in accordance with Section 5(a) hereof shall then be distributed, pro rata, to all equity holders, based upon each equity holder's percentage of the total number of issued and outstanding stock (whether Common or Class 4A) in the Company and after taking into consideration the cancellation of a portion of Class 4A Stock in accordance with Section 5(b) above.

         6. TERMINATION OF AGREEMENT. Notwithstanding anything herein to the contrary, this Agreement shall be null and void and of no further force and effect upon the earlier to occur of (a) the Company raising gross equity (whether public or private) equal to or in excess of Five Million ($5,000,000) Dollars; (b) the merger of the Company with or into another entity, provided, however, that a majority of the Class 4A Shareholders vote in favor of the mergers; or (c) the liquidation of the Company and distribution pursuant thereto as set forth in Paragraph 5 hereof.

         7. SALE OF STOCK. Each Class 4A Shareholder hereby acknowledges and agrees that it will not and cannot trade, convey, sell or transfer (other than by devise) shares of Class 4A Stock until such time as this Agreement terminates pursuant to Section 7 hereof.

         8. CONSTRUCTION. The provisions of this Agreement shall be in addition to those of the Plan, both of which shall be construed as complementary to each other. To the greatest extent possible, the provisions of this Agreement shall be construed as being in addition to and not in lieu of the provisions thereof.

         9. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware.

         10. PRIOR AGREEMENT SUPERSEDED. This Agreement and the Plan, together with all other instruments, documents and agreements contemplated hereby or related hereto, constitute the entire understanding agreement between the parties hereto pertaining to the subject matter hereof and completely and fully supersede all prior and contemporaneous understandings or agreements, both written and oral.

         11. AMENDMENT. No amendment, modification, waiver or termination of the terms of this Agreement shall be valid unless made in writing and signed by the Company and by Class 4A Shareholders representing a majority of the issued and outstanding Class 4A Stock. Any amendment agreed upon by a majority of the issued and outstanding Class 4A Shareholders shall be binding upon and enforceable against all Class 4A Shareholders.

         12. ADDITIONAL DOCUMENTS. The parties hereto agree to execute such further documents or instruments as are necessary to effectuate this Agreement.

         13. BINDING EFFECT. This Agreement is binding and inures to the benefit of each of the parties hereto and their heirs, successors and assigns.

         14. COUNTERPARTS. This Agreement may be executed in one or more counterparts, but in such event each counterpart shall constitute an original and all of such counterparts shall constitute but one and the same agreement.

         15. NOTICE. Notices required by this Agreement to be sent to each party shall be sufficient when sent by fax, the next business day if sent by overnight courier or three days after being sent if by registered or certified mail to the addresses set forth on Schedule A attached hereto and made a part hereof (unless otherwise changed in accordance with this paragraph).

         16. INTERPRETATION. The term "Class 4A Shareholder" and any pronoun referring thereto as used herein shall be construed in the masculine, feminine or neuter as the context may require. The singular includes the plural and the plural includes the singular. "Any" means any and all.

         17. DEEMED EFFECTIVE. This Agreement is incorporated by reference into and made a part of the Plan and is binding upon all parties hereto, their heirs, successors and assigns, without need for the execution hereof by any said parties and without requiring any further action to be taken with respect hereto.

                                   EXHIBIT 7.1

                          PLAN AND AGREEMENT OF MERGER

                                     BETWEEN

                           POWER DESIGNS, INCORPORATED
                            ("SURVIVING CORPORATION")

                                       AND

                          PDIXF ACQUISITION CORPORATION
                           ("TERMINATING CORPORATION")

                              ---------------------

         THIS PLAN AND AGREEMENT OF MERGER, dated as of the _____ day of ________________, __________ (hereinafter referred to as the "Agreement of Merger") is by and between POWER DESIGNS, INCORPORATED a corporation organized and existing under the laws of the State of Delaware ("Surviving Corporation") and PDIXF ACQUISITION CORPORATION, a corporation organized and existing under the laws of the State of New York ("Terminating Corporation").

                              W I T N E S S E T H:

         WHEREAS, the Terminating Corporation is the wholly-owned subsidiary of the Surviving Corporation, organized and existing under the laws of the State of New York, and the Surviving Corporation is a corporation organized and existing under the laws of the State of Delaware, and the Business Corporation Act of the State of Delaware as amended (hereinafter the "Delaware Act") and the New York Business Corporation Law as amended (hereinafter the "New York Act") both permit a merger of such corporations in the manner herein contemplated; and

         WHEREAS, both the Terminating Corporation and the Surviving Corporation have filed for bankruptcy protection under Chapter 11 of the United States Bankruptcy Code, as amended in the United States Bankruptcy Court District of Connecticut, Bridgeport Division (IN RE: POWER DESIGNS, INCORPORATED AND PDIXF ACQUISITION CORPORATION (Case Nos. 98-50117 and 98-50118, jointly administered) (collectively, "Bankruptcy Action"); and

         WHEREAS, pursuant to said Amended Plan of Reorganization for Power Designs, Incorporated and PDIXF Acquisition Corporation dated November 23, 1999 as confirmed by order of the Bankruptcy Court ("Bankruptcy Plan"), the Terminating Corporation is to be merged with and into the Surviving Corporation ("Merger"), the Certificate of Incorporation and Bylaws of the Surviving Corporation are to be amended, the stock certificates of both corporations cancelled and new shares in the Surviving Corporation issued, all in accordance with the Plan; and

         WHEREAS, the Merger is being effectuated pursuant to the Bankruptcy Action and the Bankruptcy Plan (a copy of which is on file with the Surviving Corporation at its principal place of business) and pursuant thereto, the respective Boards of Directors of the Surviving Corporation and the Terminating Corporation are deemed to have consented thereto;

         NOW THEREFORE, the Surviving Corporation and the Terminating Corporation (hereinafter collectively referred to as the "Constituent Corporations"), acting herein by the duly authorized officers of the Constituent Corporations, have agreed and do hereby agree with each other as follows:

         Section 1. The Terminating Corporation shall be and it hereby is merged with and into the Surviving Corporation ("Merger"), which Surviving Corporation shall survive such Merger and shall continue to be governed by the laws of the State of Delaware. In connection therewith, the Terminating Corporation shall, as and when requested by the Surviving Corporation, execute and deliver or cause to be executed and delivered all such deeds and other instruments, and shall take or cause to be taken all such further action, as the Surviving Corporation or its successors and assigns may deem necessary or desirable in order to vest in and confirm to the Surviving Corporation, its successors and assigns, title to and possession of all the property, rights, privileges, powers and franchises to which it is entitled by virtue of this Merger. The separate existence of the Terminating Corporation shall cease as of the Merger Effective Date (as defined below). The Surviving Corporation shall thereupon and thereafter possess all of the rights, privileges, immunities and franchises, of a public and private nature, of the Surviving Corporation and the Terminating Corporation; and all property, real, personal and mixed, and all debts due on whatever account, and all other choices in action, and all and every other interest, shall be taken and transferred to and vested in the Surviving Corporation without further act or deed.

         Section 2. The Merger shall become effective on the later to occur of the close of business on the date upon which the filing of a Certificate of Merger with the offices of the Secretary of State of Delaware and New York in accordance with the Acts is completed and is herein referred to as the "Merger Effective Date". This Merger shall be in accordance with and pursuant to the Acts and the terms of the Bankruptcy Plan. The Effective Date of the Plan shall be as defined therein.

         Section 3. There shall be two (2) classes of authorized capital stock of the Surviving Corporation following the Merger Effective Date totaling 14,000,000 and designated, respectively, as the "Common Stock" and the "Preferred Stock". The authorized Common Stock shall be 10,000,000 shares at $.01 par value per share and the authorized Preferred Stock shall be 4,000,000 shares at $.01 par value per share, all unless and until the same shall be changed in accordance with the laws of the State of Delaware.

         Section 4. The name of the Surviving Corporation shall remain "POWER DESIGNS, INCORPORATED" and the Certificate of Incorporation of the Surviving Corporation, as in effect immediately prior to the Merger Effective Date shall be and hereby is amended as of said Merger Effective Date, in accordance with the Bylaws, and Certificate of Incorporation of the

Surviving Corporation and the Delaware Act, in the manner set forth as EXHIBIT
7.2 of the Bankruptcy Plan ("Amended Certificate") which Amended Certificate is incorporated herein by reference and which, as so amended, shall be and continue to be the Certificate of Incorporation of the Surviving Corporation until otherwise further amended.

         Section 5. The Bylaws of the Surviving Corporation in effect immediately prior to the Merger Effective Date shall be and hereby are amended as of the Merger Effective Date, in accordance with the provisions of such Bylaws, the Act and the Certificate of Incorporation of the Surviving Corporation, in the manner attached hereto as EXHIBIT A ("Amended Bylaws") which Amended Bylaws are incorporated herein by reference and which, as so amended, shall be and continue to be the Bylaws of the Surviving Corporation until otherwise further amended.

         Section 6. The directors of the Surviving Corporation as of the Merger Effective Date shall be as set forth in the Bankruptcy Plan, all of whom shall hold their directorships until their respective terms, as set forth in that certain Shareholders Voting Agreement of even date herewith ("Shareholders Agreement") have expired and their respective successors have been elected or qualified or until their tenure is otherwise terminated in accordance with the Shareholders Agreement or the Amended Bylaws. The officers of the Surviving Corporation after the Merger Effective Date shall be as determined by the directors in accordance with the Amended Bylaws, all of whom shall hold office until their respective successors have been elected or qualified or until their tenure is otherwise terminated in accordance with the Shareholders Agreement or the Amended Bylaws. In addition, the directors and officers of the Terminating Corporation upon the Merger Effective Date, shall deemed to have resigned therefrom.

         Section 7. The Terminating Corporation and the Surviving Corporation hereby agree that they will cause to be executed and filed and/or recorded any document or documents prescribed by the laws of the States of New York and Delaware and that they will cause to be performed all acts necessary to effectuate the Merger.

         Section 8. Notwithstanding the foregoing, this Agreement of Merger may be terminated at any time prior to the Merger Effective Date by the Board of Directors of either of the Constituent Corporations unless otherwise prohibited by the Bankruptcy Plan.

         Section 9. The issued and outstanding capital stock of the Surviving Corporation immediately following the Merger Effective Date is 1,999,999 shares of common stock at $.01 which shall be issued as provided in the Bankruptcy Plan. All previously issued and outstanding shares of capital stock and all rights of any kind to acquire capital stock prior to the Merger Effective Date shall be null and void and of no further force or effect.

         Section 10. Upon the Merger Effective Date the Terminating Corporation shall cease and no shares of capital stock thereof shall remain issued.

         Section 11. The parties hereto agree that they shall cause to be executed and filed, with the Delaware Secretary of State and the New York Secretary of State, Certificates of Merger ("Certificate of Merger") in such form and containing such information as is required by the respective Acts. The parties hereto further agree that they shall cause to be executed and, if necessary, filed, any other agreements or documents prescribed by the laws of the State of Delaware or New York or otherwise, as are deemed necessary to effectuate the Merger and that they will cause to be performed all acts deemed necessary to effectuate the Merger.

         Section 12. At and after the Merger Effective Date, the Surviving Corporation shall succeed to and possess, without further act or deed, all of the estate, rights, privileges, power, and franchises, both public and private, and all of the property, real, personal, and mixed, of each of the parties hereto; all debts due to the Terminating Corporation or whatever account shall be vested in the Surviving Corporation; all claims, demands, property, rights, privileges, powers and franchises and every other interest of either of the parties hereto shall be as effectively the property of the Surviving Corporation as they were of the respective parties hereto; the title to any real estate vested by deed or otherwise in the Terminating Corporation shall not revert or be in any way impaired by reason of the Merger, but shall be vested in the Surviving Corporation; subject to the limitations imposed by the Bankruptcy Action and the Bankruptcy Plan, all rights of creditors and all liens upon any property of either of the parties hereto shall be preserved unimpaired, limited in lien to the property affected by such lien at the effective time of the merger; in accordance with the terms of the Bankruptcy Plan; subject to the limitations imposed by the Bankruptcy Action and the Bankruptcy Plan, all debts, liabilities, and duties of the respective parties hereto shall thenceforth attach to the Surviving Corporation and may be enforced against it to the same extent as if such debts, liabilities, and duties had been incurred or contracted by it; and subject to the limitations imposed by the Bankruptcy Action and the Bankruptcy Plan, the Surviving Corporation shall indemnify and hold harmless the officers and directors of each of the parties hereto against all such debts, liabilities and duties and against all claims and demands arising out of the merger. The Surviving Corporation agrees that it may be served with process in the State of New York in any proceeding for enforcement of any obligation of the Terminating Corporation arising from the Merger.

         Section 13. This Agreement of Merger is incorporated by reference into and made a part of the Bankruptcy Plan and is binding upon all parties hereto without need for execution hereof by any said parties and without requiring any further action to be taken with respect thereto.

                                   EXHIBIT 7.2

                              AMENDED AND RESTATED
                          CERTIFICATE OF INCORPORATION
                                       OF
                           POWER DESIGNS, INCORPORATED
                            (a Delaware corporation)

         The undersigned, a natural person and the President of POWER DESIGNS INCORPORATED, for the purpose of amending and restating that certain Certificate of Incorporation for said corporation originally filed with the State of Delaware on April 12, 1995 and pursuant to the provisions and subject to the requirements of the laws of the State of Delaware (particularly Chapter 1, Title 8 of the Delaware Code and the acts amendatory thereof and supplemental thereto, and known, identified and referred to as the "General Corporation Law of the State of Delaware"), hereby certifies that:

FIRST: The name of this corporation (hereinafter, the "Company") is:

                          POWER DESIGNS, INCORPORATED

SECOND: The address of the registered office of the corporation in the State of Delaware is 1209 Orange Street, City of Wilmington, County of New Castle, and the name of its registered agent at that address is the Corporation Trust Company.

THIRD:   The purpose of this corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

FOURTH:  The Company is to have perpetual existence.

FIFTH:

         A. The Company is authorized, at the discretion of the Board of Directors, to issue two classes of stock to be designated, respectively, "Common Stock" and "Preferred Stock." The total number of shares which the Company is authorized to issue is Fourteen Million (14,000,000) shares, of which Ten Million (10,000,000) shares may be issued as Common Stock having a par value of One Cent ($.01) per share (the "Common Stock") and Four Million (4,000,000) may be issued as Preferred Stock (the "Preferred Stock" having a par value of One Center ($.01) per share.

         B. The Common Stock and the Preferred Stock may be issued from time to time in one or more series at the discretion of the Board of Directors. Except as provided in this Article FIFTH , the Board of Directors is hereby authorized to fix or alter the dividend rights, dividend rate, conversion rights, voting rights, rights and terms of redemption (including sinking fund provisions), the redemption price or prices, the liquidation preferences of any wholly unissued series of Common Stock or of Preferred Stock, and the number of shares constituting any such series and the designation thereof, of any of them; and to increase or decrease the number of shares of any series subsequent to the issue of shares of that series, but not below the number of shares of such series then outstanding. In case the number of shares of any series shall be so decreased, the shares constituting such decrease shall resume the status which they had prior to the adoption of the resolution originally fixing the number of shares of such series.

         C. The rights, preferences, privileges, restrictions and other matters relating to the Common Stock are as follows:

         1. DIVIDEND RIGHTS.

            Holders of Common Stock shall be entitled to receive cash dividends, when, as and if declared by the Company's Board of Directors (the "Board"), but only out of funds that are legally available therefor, at the rate set by the Board. Dividends if declared must be declared and paid on all of the Common Stock, and if so declared on any of the Common Stock, then any payment with respect to such dividends shall be made ratably among the holders of the Common Stock, in proportion to the dividend that each holder would have been entitled to receive.

         2. VOTING RIGHTS.

            Except as otherwise provided by law or by this Certificate of Incorporation, the holders of the Common Stock and the Preferred Stock shall vote together as a class on all matters to be voted on by the stockholders of the Company. Except as provided otherwise by this Certificate of Incorporation, each holder of Common Stock shall be entitled to one vote per share held. All matters submitted to the stockholders for approval may be approved by the vote of the holders of a majority of the shares of the capital stock of the Company entitled to vote thereon, or, if class voting is required by law, by the vote of the holders of a majority of each class of the Company's capital stock. No outstanding share of any class of stock which is denied voting power under the provisions of the Certificate of Incorporation shall entitle the holder thereof to the right to vote at any meeting of stockholders, except as the provisions of paragraph (c)(2) of Section 242 of the General Corporation Law of the State of Delaware shall otherwise require.

         3. OTHER RIGHTS.

         (a) Other rights shall be determined by the Board of Directors of the Company as provided in Article FIFTH : B. hereof. The Company shall not create class voting rights for the holders of different series of Common Stock and the rights and preferences established by the Board of Directors shall be void and unenforceable to the extent they may create by law class voting rights for any said series.

         (b) The Company shall not and does not intend to issue any shares of non-voting stock.

         (c) Subject to Article SIXTH hereof, holders of Common Stock shall be entitled to share in the assets available for distribution to stockholders upon the dissolution or liquidation of the Company, ratably in proportion to the number of shares in the Company held by each such holder.

SIXTH: Upon payment of the Liquidation Payment (as defined in that certain Conditional Distribution Agreement of even date herewith) to a stockholder, in accordance therewith, the percentage of stock issued to that stockholder equal to the percentage of that stockholder's Allowed Claim (as defined in the Conditional Distribution Agreement), is hereby automatically deemed canceled immediately upon said payment, without any further action required by the Company, with the then existing stock certificate to be cancelled on the books of the Company and new certificate(s) representing the reduced number of shares to be issued and to be delivered to said stockholder upon its surrender of the prior certificate.

SEVENTH: The management of the business and the conduct of the affairs of the Corporation shall be vested in its Board of Directors. The number of directors which shall constitute the whole Board of Directors shall be fixed by, or in the manner provided in, the Amended and Restated Bylaws. The phrase "whole Board" and the phrase "total number of directors" shall be deemed to have the same meaning, to wit, the total number of directors which the Corporation would have if there were no vacancies.

EIGHTH: Elections of directors need not be by written ballot unless required by the bylaws of the Corporation.

NINTH: The Board of Directors shall have the power to adopt, amend and repeal the bylaws of the Corporation.

TENTH: No director shall be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that this provision shall not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the Company or its stockholders;
(ii) for acts or omissions not in good faith or which involve international misconduct or a knowing violation of law; (iii) under Section 174 of the General Corporation Law of the State of Delaware, as the same may be amended from time to time; or (iv) for any transaction from which the director derived an improper personal benefit. Any repeal or modification of this Article TENTH shall be prospective only and shall not adversely affect any elimination or limitation of the personal liability of a director of the Company existing at the time of such repeal or modification.

TENTH:

         (A) The Company shall, indemnify any person who was or is a party or is threatened to be made a party to, or testifies in, any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative in nature, his or her heirs, executors or assigns, by reason of the fact that such person is or was, at any time prior to or during which this Article TENTH is in effect, a director or officer of the Company, (or, if the Company determines to indemnify, an employee or agent), or is or was, at any time prior to or during which this Article TENTH is in effect, serving at the request of the Company as a director, officer, employee or agent or in any similar capacity of any other company, partnership, joint venture, employee benefit plan, trust or other enterprise, against expenses (including attorney's fees), judgments, fines, penalties, amounts paid in settlement and other liabilities actually and reasonably incurred by such person in connection with such action, suit or proceeding to the full extent permitted by law, and the Company may adopt Bylaws or enter into agreements with any such person for the purpose of providing for such indemnification.

         (B) Expenses (including attorney's fees) incurred by a director or officer in appearing at, participating in or defending any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, shall be paid by the Company at reasonable intervals in advance of the final disposition of such action, suit or proceeding, upon receipt by the Company of a written undertaking by or on behalf of the director or officer to repay such amount if it ultimately shall be determined that such person is not entitled to be indemnified by the Company as provided herein. Such expenses (including attorney's fees) incurred by other employees and agents shall be paid upon such terms and conditions as the Board of Directors deems appropriate.

         (C) It is the intent of the Company to indemnify the persons referred to in this Article ELEVENTH to the fullest extent permitted by law with respect to any action, suit or proceeding arising from events that occur prior to or during the time in which this Article ELEVENTH is in effect. The indemnification provided by this Article ELEVENTH shall not be deemed exclusive of any other rights to which those seeking indemnification may be or become entitled under any law, bylaw, agreement, vote of stockholders or disinterested directors, or otherwise, or under any policy or policies of insurance purchased and maintained by the Company on behalf of any such director, officer, employee or agent, both as to action in such person's official capacity and as to action in another capacity while holding office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such director, officer, employee or agent.

         (D) The indemnification provided by this Article ELEVENTH shall be subject to all valid and applicable laws, and, in the event that this Article ELEVENTH or any of the provisions hereof or the indemnification contemplated hereby are found to be inconsistent with or contrary to any such valid laws, the latter shall be deemed to control and this Article ELEVENTH shall be regarded as modified accordingly, and, as so modified, shall continue in full force and effect.

TWELFTH: Each certificate representing shares of stock in the Company now or hereafter issued by the Company shall have endorsed thereon the following legend:

         "The securities represented by this Certificate have not been registered under the Securities Act of 1933, as amended, and are issued pursuant to an exemption provided by 11 U.S.C. ss. 1145 under an order confirming the Amended Plan of Reorganization for Power Designs, Incorporated and PDIXF Acquisition Corporation ("Plan") in cases entitled IN RE: POWER DESIGNS INCORPORATED, DEBTOR, AND PDIXF ACQUISITION CORPORATION, DEBTOR, Case No. 98-50117, and Case No. 98-50118, jointly administered, in the United States Bankruptcy Court for District of Connecticut. These securities are subject to certain provisions of the Company's Certificate of Incorporation which provide, INTER ALIA, restrictions (a) limiting the transferability of, and (b) affecting the voting rights relating to, such securities. Photocopies of such Plan and Certificate of Incorporation have been deposited with the Company at its principal office, and the Company will furnish a copy thereof to the record holder of these securities without charge upon written request to the Company at its principal place of business. The holder of this Certificate is also referred to 11 U.S.C. ss.ss. 1145 (b) and (c) for guidance as to the sale of these securities."

THIRTEENTH: For a period of two (2) years from the Effective Date of the Plan (as defined below) no person or entity may acquire any shares of Common Stock of the Company other than pursuant to that Plan if, as of the date of such acquisition, such person or entity is or would be, after giving effect to any such proposed acquisition, either directly, indirectly or by attribution, (a) one of the ten (10) largest holders of Common Stock of the Company or (b) a holder of five (5%) percent or more of the issued and outstanding Common Stock of the Company. For purposes hereof, the "Plan" is the Amended Plan of Reorganization For Power Designs, Incorporated and PDIXF Acquisition Corporation ("Plan") as confirmed by United States Bankruptcy Court for the District of Connecticut ("Court") in cases entitled IN RE: POWER DESIGNS INCORPORATED, DEBTOR AND PDIXF ACQUISITION CORPORATION, DEBTOR, Case No. 98-50117 and Case No. 98-50118, jointly administered in the Court, and the Effective Date is as defined therein. A copy of said Plan is on file with the Company at its principal place of business.

FOURTEENTH: From time to time any of the provisions of this Amended and Restated Certificate of Incorporation may be further amended, altered or repealed, and other provisions authorized by the laws of the State of Delaware at the time in force may be added or inserted in the manner and at the time prescribed by said laws, and all rights at any time conferred by this Amended and Restated Certificate of Incorporation are granted subject to the provisions of this Article FOURTEENTH.

      Dated and executed at __________________, Connecticut, this ____ day of _________________, 2000.



                                          ------------------------------------

                                   EXHIBIT 7.3

                          SHAREHOLDERS VOTING AGREEMENT

         THIS SHAREHOLDERS VOTING AGREEMENT is made effective as of the Effective Date of the Plan (as defined below) by and among RAYMOND JOSLIN, DAVID HALE SMITH II CHARITABLE REMAINDER TRUST, INTERIM ADVANTAGE FUND, IAN R. KAHN, JUSTIN WERNICK, EDWARD BENJAMIN, EDWARD BENJAMIN M.D. MONEY PURCHASE PENSION PLAN, BRUCE MACDONALD, ALAN N. PARNES, LEE H. SILVERSTEIN, TRI VENTURES, ALAN NAPACK, MICHAEL ZUCKERMAN AND HILLARY DAVIS, CRESCENT CAPITAL COMPANY LLC, STEVEN GRASTEIN, RAY INGLEBY, MARSHALL MANLEY, CURRAN PARTNERS, JOHN D. SHEPERD AND PHYLLIS AND HOWARD SILVERMAN (collectively The "Bridge Noteholders"), ROBERT SPARACINO, EQUITAS L.P., BRIL PROFIT SHARING PLAN, AND BRIL MONEY PURCHASE PLAN (collectively The "Director Loanholders"), LOIS HORN, ANTOINETTE ROSE, THOMAS O'GRADY, DAVIS H. SMITH II, DENNIS AND TERRI NESTA AND BRUCE MACDONALD (collectively, with Equitas, L.P., the "Original Noteholders"), INVERNESS CORPORATION, a Connecticut corporation (hereinafter refereed to as "Inverness") and POWER DESIGNS, INC. a Delaware corporation with its principal place of business at 14 Commerce Drive, Danbury, Connecticut 06813 ("Company"). The Bridge Noteholders, Director Loanholders, Original Noteholders and Inverness are hereinafter each a "Shareholder Group" and collectively the "Shareholders", with each member thereof individually a "Shareholder".

         PREMISES. The Shareholders are the sole owners of all issued and outstanding capital stock of the Company ("Stock") pursuant to (a) that certain Amended Plan of Reorganization for Power Design, Inc. and PDIXF Acquisition Corporation dated November 1999 ("Plan") as confirmed by the United States Bankruptcy Court of the District of Connecticut ("Bankruptcy Court") in cases entitled IN RE: POWER DESIGNS, INC. AND PDIXF ACQUISITION CORPORATION (Case Nos. 98-50117 and 98-50118, jointly administered) pending in the Bankruptcy Court ("Bankruptcy Action") and (b) the merger of PDIXF Acquisition Corporation with and into Power Designs, Inc. as required by the Plan and as effectuated in accordance with the New York and Delaware law pursuant to that certain Plan and Agreement of Merger dated as of the date hereof and those Certificates of Merger also dated as of the date hereof ("Merger").

         To further effectuate the terms of the Plan, and ensure harmonious management of the Company, the Shareholders desire to impose, among other things, certain voting restrictions all as set forth herein.

         NOW THEREFORE, in consideration of the mutual undertakings contained herein, the parties hereto hereby agree as follows:

1.       ELECTION OF BOARD OF DIRECTORS; NUMBER OF DIRECTORS.

         a. Each Shareholder hereby irrevocably appoints the Company's President, or his designee, as its proxy and attorney-in-fact and hereby confers on the President (or his designee) the right and power to vote each of that Shareholder's shares of Stock, whether now owned or hereafter acquired, and whether (1) at any annual or special shareholders' meeting called for such purpose, or (2) the Shareholders of the Company act by written consent, in favor of, and the Company shall take all necessary and desirable action within its control to effect, the following actions:

         i. the establishment and setting of the authorized number of directors on the Board of Directors of the Company ("the Board") at seven (7) directors except as provided otherwise in subsection iii. of this Section 1.a;

         ii. the election of members of the Board designated as follows:

             A. the President of the Company or, if there is no President, the then most senior executive officer of the Company;
             B.   two designees of Inverness;
             C. one designee of the Original Noteholders, who initially shall be Shannon LeRoy;
             D. two designees of the Bridge Noteholders, who initially shall be Raymond E. Joslin and Robert Dorfman; and
             E. one designee of the Director Loanholders, who initially shall be Robert Sparacino;

all of which persons or designees shall hold office, subject to their earlier removal in accordance with subsection iii below, the By-laws of the Company or applicable corporate law, until their respective successors shall have been elected and shall have qualified provided, however, that if the most senior executive officer of the Company is other than the President and Chief Executive Officer ("CEO"), said senior officer shall serve on the Board until appointment of the President and CEO (which shall be one and the same) or until earlier removed pursuant hereto;

         iii. the removal from the Board (with or without cause) of any director (other than the President) designated by the Shareholder Group entitled to make such designation hereunder, upon written notice to the President (or his designee) from such Shareholder Group requiring the removal of said director; provided, however, that no director may be removed by an persons not entitled to designate such director hereunder; and

         iv. upon any vacancy in the Board as a result of any individual designated or otherwise serving as provided in subsection (ii) above ceasing to be a member of the Board, whether by resignation or otherwise, the election to the Board of an individual designated by the Shareholder Group that, pursuant hereto, designated the individual who shall have so ceased to be a member of the Board, or, in the case of the President and CEO, such officer's successor.

         b. THE APPOINTMENT OF PROXY AND POWER OF ATTORNEY CONTAINED IN SECTION 1.a. IS IRREVOCABLE AND IS COUPLED WITH AN INTEREST AND IS BEING MADE PURSUANT TO SECTION 212 OF THE DELAWARE CORPORATIONS LAWS. All authority herein conferred or agreed to be conferred shall survive the death or incapacity of such Shareholder, and any obligation of such Shareholder under this Agreement shall be binding upon the heirs, personal representatives, successors and assigns of such Shareholder. These provisions shall expire on the last date permitted by law.

         2. TERMINATION. The voting agreement set forth in Section 1 of this Agreement shall expire upon the earlier to occur of (a) the Company raising gross equity (public or private) equal to or in excess of $5,000,000; (b) the merger of the Company with or into another entity (provided, however, said merger has been approved by a majority of Class 4A Shareholders (as that term is defined in the Plan)); (c) three (3) years from the Effective Date of the Plan (as defined therein); or (d) the written consent of the Shareholders representing two-thirds (2/3) of the Stock (the "Initial Period").

         3. AMENDMENT TO BYLAWS. The Shareholders hereby acknowledge and agree that the Bylaws of the Company be amended to provide, among other things, (a) for the establishment of the Initial Board as set forth in Paragraph 1 hereof,
(b) that, during the Initial Period, there be no deviation in the number of the members of the Board of Directors from the seven (7) set forth above and (c) that, upon termination of the Initial Period and at any time thereafter, any change in the number of Directors of the Company may be made only upon the majority vote of all members of the Board of Directors then in office.

         4. PRE-EMPTIVE RIGHTS. Each Shareholder hereby acknowledges and agrees that, pursuant to the terms of the Amended Bylaws, all shareholders holding common stock in the Company as of the effective date hereof shall have pre-emptive or preferential rights to purchase or subscribe to such additional shares of stock of the Company hereafter authorized and issued pursuant to the Initial Capital Offering (as defined below) as may be necessary to maintain their proportionate share of equity interest in the Company. Thereafter, a Shareholder retains its pre-emptive rights as to each capital offering IF AND ONLY IF it has exercised those right in all prior offerings. Failure to exercise pre-emptive rights at any capital offering shall be deemed a forfeiture of those rights with respect to all future offerings. For purposes hereof, the "Initial Capital Offering" shall be the first capital offering made by the Company after the effective date hereof that is not a public offering. Notwithstanding the foregoing, no Shareholder shall have any pre-emptive or preferential rights with respect to any public offering or as to any offering at any time thereafter. Except as set forth above, no Shareholder, unless otherwise granted by the Board of Directors of the Company, in their sole discretion, shall have any pre-emptive or preferential rights to purchase or subscribe to any shares of any class of capital stock of the Company authorized or issued after the Initial Capital Offering regardless of whether the issuance of shares would adversely affect any rights or privileges of such Shareholder.

         5. STOCK LEGEND. Each certificate representing shares of stock in the Company now or hereafter issued by the Company shall have endorsed thereon the following legend:

         "The securities represented by this Certificate have not been registered under the Securities Act of 1933, as amended, and are issued pursuant to an exemption provided by 11 U.S.C. ss. 1145 under an order confirming the Plan of Reorganization for Power Designs, Inc. and PDIXF Acquisition Corporation ("Plan") in cases entitled IN RE: POWER DESIGNS, INC., DEBTOR, Case No. 98-50117, and In RE: PDIXF ACQUISITION CORPORATION, DEBTOR, Case No. 98-50118, jointly administered, in the United States Bankruptcy Court for District of Connecticut. These securities are subject to certain provisions of the Company's Certificate of Incorporation which provide, INTER ALIA, restrictions
         (a) limiting the transferability of, and (b) affecting the voting rights relating to, such securities. Photocopies of such Plan and Certificate of Incorporation have been deposited with the Company at its principal office, and the Company will furnish a copy thereof to the record holder of these securities without charge upon written request to the Company at its principal place of business. The holder of this Certificate is also referred to 11 U.S.C. ss.ss. 1145(b) and
         (c) for guidance as to the sale of these securities."

         6. NOTICE. Any and all notices, designations, consents, offers, acceptances, and other communication provided herein shall be in writing and shall been deemed to have been duly given if hand delivered or mailed postage prepaid, registered or certified mail to the parties hereto at the addresses as set forth on SCHEDULE A attached hereto and made a part hereof, or to such other addresses as any party hereto shall designate, in writing in accordance with this Section 5.

         7. INVALID PROVISIONS. The invalidity or unenforceability of any provision of this Agreement shall not effect the other provisions hereof which shall remain in full force and effect, and the Agreement shall be construed in all respects as if such invalid or unenforceable provision was omitted.

         8. AMENDMENT OR MODIFICATION. This Agreement shall not be terminated, extended, amended, modified or otherwise altered, nor shall any of the terms and conditions hereof be waived, unless consented to, in writing, by Shareholders representing two-thirds (2/3) of the Stock. Any amendment agreed upon by Shareholders representing two-thirds (2/3) of the Stock shall be binding and enforceable against all Shareholders.

         9. EFFECT. This Agreement, together with the Plan, constitutes the entire understanding and agreement between the parties hereto pertaining to the subject matter hereof and supersedes all prior and contemporaneous understandings, commitments or agreements of the parties in connection with such subject matter.

         10. BINDING EFFECT. This Agreement shall be binding upon and enforceable by all of the parties hereto and their respective successors, assigns, heirs, executors, administrators or other legal representatives, as the case may be, and shall be binding upon all transferees of the Shareholders except as otherwise provided herein. Any transferee of a Shareholder shall, as a condition precedent to the registration of Stock in such transferee's name, have agreed to be bound by all the terms and conditions of this Agreement as though such transferee had been an original signatory hereto.

         11. COUNTERPARTS. This Agreement may be executed in several identical counterparts, each of which shall be deemed an original instrument, but all of such counterparts shall constitute but one and the same agreement.

         12. CAPTIONS. The headings or captions of the various sections of this Agreement are intended for convenient reference only and do not form a part hereof nor are to be relied upon in any way to interpret, change or restrict any of the provisions of this Agreement.

         13. APPLICABLE LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware.

         14. ACTION BY SHAREHOLDER GROUPS. The Original Noteholders, the Bridge Noteholders and the Director Loanholders shall act by a majority vote of the shares of Stock owned by the members of each such Shareholder Group. Action by a Shareholders Group may be taken (a) at a meeting of the Shareholder Group (whether in person or by telephone and/or electronic means) following written notice of the proposed action and a vote therefor by a majority of the shares of Stock owned by members of the Shareholder Group or (b) written consent by a majority of the shares of Stock owned by members of such Shareholder Group. Upon such majority vote or consent, all of the members of such Shareholder Group shall be bound by the action. All members of the Shareholder Group shall be promptly notified in writing of any such action. Each Shareholder Group shall utilize this majority vote procedure with respect to any and all actions related to the Company, including, but not limited to the amendment of this Agreement, the Conditional Distribution Agreement executed simultaneously herewith, or any other action affecting the relationship of the Shareholders with the Company. Communications to and from each Shareholder Group by the Company with respect to the matters related to this Agreement and/or the Conditional Distribution Agreement shall be addressed to the representative designated below (the "Representative") with a copy to the members of each Shareholder Group, respectively. The Company may rely upon a communication to the Company from such Representatives for all purposes under this Agreement and the Conditional Distribution Agreement. A successor Representative for a Shareholder Group may be appointed by the Shareholders representing a majority of the Stock held by the members of that Shareholders Group. The initial Representatives are as follows:

         (a) Bridge Noteholders: Robert Dorfman
         (b) Original Noteholders: Shannon LeRoy
         (c) Director Loanholders: Robert Sparacino

         15. DEEMED EFFECTIVE. This Agreement is incorporated by reference into and made a part of the Plan and is binding upon all parties hereto, their heirs, successors and assigns, without need for the execution hereof by any said parties and without requiring any further action to be taken with respect hereto.

                  [U.S. Department of Justice Letterhead Logo]


                                             August 4, 2000
James Berman, Esq.
Zeisler & Zeisler, P.C.
558 Clinton Avenue
Bridgeport, CT 06604

      Re:   IN RE: POWER DESIGN, INC.
            CHAPTER 11 CASE NUMBER 98-50117 (AHWS)
            --------------------------------------

Dear Jim:

        As we discussed, the Internal Revenue Service ("IRS") would agree to withdraw its objection to confirmation of the debtor's plan of reorganization if certain modifications to the treatment of the IRS claim are made and if certain conditions are met. Those modifications and conditions include the following:

1. At confirmation, all postpetition taxes (since the filing of the latest chapter 11 petition) which are due shall be paid in full and all tax returns, including all 940 and 941 returns, shall be filed.

2. The IRS requires, as additional conditions to its acceptance of the plan, that the following affirmative statements be added to the plan to be confirmed by the Court:

        PRIORITY CLAIM

        A. The Debtor does not dispute the IRS priority claim in the amount of $147,552.43 or the IRS unsecured claim in the amount of $28,691.40.

        B. The IRS's allowed priority claim in the amount of $147,552.43 shall be

Page 2
Letter to James Berman
August 4, 2000


            paid in seventy-two (72) equal monthly installments of principal and interest, with interest accruing at a rate of seven and one-half (7.5%) percent per annum. The debtor shall make payments of $2,551.20 commencing on the thirtieth (30th) day after the effective date of this plan and continuing on every thirtieth day thereafter. Payments shall include a notation of the debtor's social security number and shall be mailed to the following address (unless the IRS requests in writing that such payments be mailed to a different address):

            Internal Revenue Service
            Special Procedures Function
            135 High Street
            Hartford, CT 06103

        C. In the event of default in any payment required under this Plan or in the event the reorganized debtor shall fail to make any post-confirmation tax payment within ten (10) days of when such payment is due or to file any tax return when due, as more fully described below, the IRS shall be permitted to immediately filed notices of tax lien respecting any tax obligation, whether prepetition or postpetition, to enforce its liens under the Internal Revenue Code or judicially, and to collect payment of amounts due to it without the requirement that the IRS apply to this or any other Court for relief from the automatic stay of
            Section 362(a) of the Bankruptcy Code.

        D. The plan should include a provision that notwithstanding any applicable statute of limitations, the debtor agrees that the IRS may commence a collection or enforcement action for a period of one year from the date the debtor was to have completed payment of IRS taxes under the plan (or eighty-four (84) months after the effective date).

        Please call me if we need to discuss these comments.


                                              Very truly yours,


                                              STEPHEN C. ROBINSON
                                              UNITED STATES ATTORNEY


                                              /s/ Ann M. Nevins
                                              ANN M. NEVINS
                                              ASSISTANT UNITED STATES ATTORNEY

cc: Mr. Wayne Falk